                                                                    Exhibit 10.1

                                     SECOND

                              AMENDED AND RESTATED

                                 LOAN AGREEMENT

                                  BY AND AMONG

                          DYNAMICS RESEARCH CORPORATION
                          DRC INTERNATIONAL CORPORATION
                           H.J. FORD ASSOCIATES, INC.
                              ANDRULIS CORPORATION
                          IMPACT INNOVATIONS GROUP LLC
                                as the Borrowers,

                                       and

                            THE LENDERS PARTY HERETO

                                       and

                         BROWN BROTHERS HARRIMAN & CO.,
                             as Administrative Agent
                                       and
                                 BANKNORTH, N.A.
                             as Documentation Agent
                                       and
                          KEYBANK NATIONAL ASSOCIATION
                             as Co-Syndication Agent
                                       and
                 FLEET NATIONAL BANK, a Bank of America company
                             as Co-Syndication Agent

                             as of September 1, 2004

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS....................................................................................    2

ARTICLE 2 - AGENTED BORROWINGS.............................................................................   17

   2-1.     Designation of  Agent Borrower.................................................................   17
   2-2.     Operation of Loan Arrangement..................................................................   17
   2-3.     Loans Directly to Borrower.....................................................................   18
   2-4.     Continuation of Authority of Lead Borrower.....................................................   18
   2-5.     Concerning Joint and Several Liability of the Borrowers........................................   19
   2-6.     Indemnification................................................................................   21

ARTICLE 3 - THE REVOLVING CREDIT/LIBOR PROVISIONS..........................................................   21

   3-1.     Establishment of Revolving Credit..............................................................   21
   3-2.     Reductions of Commitment.......................................................................   22
   3-3.     Advances.......................................................................................   22
   3-4.     Risks of Value of Accounts and Inventory.......................................................   22
   3-5.     Procedures Under Revolving Credit..............................................................   22
   3-6.     The Loan Account...............................................................................   25
   3-7.     The Revolving Credit Note......................................................................   26
   3-8.     Payment of Loan Account........................................................................   26
   3-9.     Interest.......................................................................................   26
   3-10.    Duration of Interest Periods...................................................................   26
   3-11.    Changed Circumstances..........................................................................   27
   3-12.    Payments and Prepayments.......................................................................   28
   3-13.    Fees...........................................................................................   29
   3-14.    Fees For L/C's.................................................................................   29
   3-15.    Effect of Honor of L/C's.......................................................................   30
   3-16.    Additional Provisions Relating to L/C's........................................................   30
   3-17.    Indemnification................................................................................   33
   3-18.    Computation of Interest and Fees...............................................................   34
   3-19.    Overdue Payments...............................................................................   34
   3-20.    Automatic Payment..............................................................................   34
   3-21.    Additional Costs, Etc..........................................................................   34
   3-22.    Capital Adequacy...............................................................................   36
   3-23.    Lenders' Commitments...........................................................................   36
   3-24.    Replacement Lenders............................................................................   36

ARTICLE 4 - THE TERM LOAN AND THE ACQUISITION TERM LOAN....................................................   37

   4-1.     The Term Loan..................................................................................   37
   4-2.     The Acquisition Term Loan......................................................................   37
   4-3.     Interest Payments on Term Loan and the Acquisition Term Loan...................................   37
   4-4.     Principal Payments on the Term Loan and the Acquisition Term Loan..............................   38
   4-5.     Term Loan Advances.............................................................................   40
   4-6.     Administrative Agent's Records.................................................................   40
   4-7.     Interest Rate Protection.......................................................................   40

ARTICLE 5 - COLLATERAL SECURITY AND GUARANTIES.............................................................   41

                                      (i)
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
   5-1.     Security of Borrowers..........................................................................   41
   5-2.     Assignment of Claims Compliance Event..........................................................   41
   5-3.     Collateral Release Event.......................................................................   42

ARTICLE 6 - CONDITIONS PRECEDENT...........................................................................   43

   6-1.     Corporate Due Diligence........................................................................   43
   6-2.     Opinion........................................................................................   44
   6-3.     Officers' Certificates.........................................................................   44
   6-4.     Guaranties.....................................................................................   44
   6-5.     Collateral Interests...........................................................................   44
   6-6.     Perfection Certificates and UCC Search Results.................................................   44
   6-7.     Consents and Approvals.........................................................................   44
   6-8.     All Fees and Expenses Paid.....................................................................   45
   6-9.     Lockbox........................................................................................   45
   6-10.    Additional Documents...........................................................................   45
   6-11.    Consummation of Impact Acquisition.............................................................   45
   6-12.    Evidence of Dissolution of Subsidiaries........................................................   45
   6-13.    No Defaults under Applicable law or Material Agreements........................................   45
   6-14.    No Litigation..................................................................................   45
   6-15.    Representations and Warranties.................................................................   45
   6-16.    No Suspension Event............................................................................   45
   6-17.    No Adverse Change..............................................................................   46

ARTICLE 7 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS..............................................   46

   7-1.     Payment and Performance of Liabilities.........................................................   46
   7-2.     Due Organization - Corporate Authorization - No Conflicts......................................   46
   7-3.     Maintain Accounts..............................................................................   47
   7-4.     Trade Names....................................................................................   47
   7-5.     Locations......................................................................................   48
   7-6.     Title to Collateral............................................................................   48
   7-7.     Indebtedness...................................................................................   49
   7-8.     Insurance Policies.............................................................................   50
   7-9.     Licenses.......................................................................................   51
   7-10.    Leases.........................................................................................   51
   7-11.    Requirements of Law............................................................................   52
   7-12.    Maintain Properties............................................................................   52
   7-13.    Pay Taxes......................................................................................   52
   7-14.    No Margin Stock................................................................................   53
   7-15.    ERISA..........................................................................................   53
   7-16.    Hazardous Materials............................................................................   54
   7-17.    Litigation.....................................................................................   54
   7-18.    Dividends, etc.................................................................................   54
   7-19.    Guarantees and Investments.....................................................................   55
   7-20.    New Leases.....................................................................................   56
   7-21.    Mergers and Consolidations.....................................................................   57
   7-22.    Sale of Collateral.............................................................................   57
   7-23.    Protection of Collateral.......................................................................   58

                                      (ii)

   7-24.    Line of Business...............................................................................   58
   7-25.    Affiliate Transactions.........................................................................   58
   7-26.    Additional Assurances..........................................................................   59
   7-27.    Adequacy of Disclosure.........................................................................   59
   7-28.    Government Contracts...........................................................................   59
   7-29.    Capital Expenditures...........................................................................   60
   7-30.    Other Covenants................................................................................   60

ARTICLE 8 - INTENTIONALLY OMITTED..........................................................................   60

ARTICLE 9 - AMENDED AND RESTATED LOAN AGREEMENT............................................................   60

ARTICLE 10 - AGENTS AS BORROWER'S ATTORNEY-IN-FACT.........................................................   60

   10-1.    Appointment as Attorney-In-Fact................................................................   60
   10-2.    No Obligation to Act...........................................................................   61
   10-3.    Collateral Release Event.......................................................................   61

ARTICLE 11 - FINANCIAL AND OTHER REPORTING REQUIREMENTS/ FINANCIAL COVENANTS...............................   61

   11-1.    Maintain Records...............................................................................   61
   11-2.    Access to Records..............................................................................   62
   11-3.    Prompt Notice to Lender........................................................................   62
   11-4.    Financial Statements, Certificates and Information.............................................   63
   11-5.    Additional Financial Information...............................................................   65
   11-6.    Audits and Appraisals..........................................................................   65
   11-7.    Consolidated Operating Cash Flow to Total Debt Service.........................................   66
   11-8.    Consolidated Total Net Worth...................................................................   66
   11-9.    Leverage Ratio.................................................................................   66
   11-10.   Net Profit.....................................................................................   66

ARTICLE 12 - EVENTS OF DEFAULT.............................................................................   66

   12-1.    Failure to Pay.................................................................................   66
   12-2.    Failure to Make Other Payments.................................................................   67
   12-3.    Failure to Perform Certain Liabilities.........................................................   67
   12-4.    Failure to Perform Other Liabilities...........................................................   67
   12-5.    Misrepresentation..............................................................................   67
   12-6.    Default of Other Debt..........................................................................   67
   12-7.    Intentionally Omitted..........................................................................   68
   12-8.    Business Failure...............................................................................   68
   12-9.    Judgment.......................................................................................   68
   12-10.   Restraint of Business..........................................................................   69
   12-11.   Material Adverse Change........................................................................   69
   12-12.   Intentionally Omitted..........................................................................   69
   12-13.   Change in Ownership............................................................................   69
   12-14.   Casualty Loss..................................................................................   69
   12-15.   Material Agreement.............................................................................   69
   12-16.   Termination of Existence.......................................................................   69
   12-17.   Termination of Guaranty........................................................................   69

                                      (iii)

   12-18.   Challenge to Loan Documents....................................................................   70
   12-19.   Indictment - Forfeiture........................................................................   70

ARTICLE 13 - RIGHTS AND REMEDIES UPON DEFAULT..............................................................   70

   13-1.    Termination of Commitments.....................................................................   70
   13-2.    Rights and Remedies............................................................................   71
   13-3.    Distribution of  Collateral Proceeds...........................................................   72

ARTICLE 14 - NOTICES.......................................................................................   72

   14-1.    Notice Addresses...............................................................................   72
   14-2.    Notice Given...................................................................................   73

ARTICLE 15 - TERM OF AGREEMENT.............................................................................   74

   15-1.    Termination of Revolving Credit................................................................   74
   15-2.    Effect of Termination..........................................................................   74

ARTICLE 16 - GENERAL.......................................................................................   74

   16-1.    Successors and Assigns.........................................................................   74
   16-2.    Severability...................................................................................   74
   16-3.    Amendments; Course of Dealing..................................................................   74
   16-4.    Intentionally Omitted..........................................................................   75
   16-5.    Costs and Expenses.............................................................................   75
   16-6.    Copies and Facsimiles..........................................................................   75
   16-7.    Massachusetts Law..............................................................................   75
   16-8.    Consent to Jurisdiction........................................................................   76
   16-9.    Indemnification................................................................................   76
   16-10.   Rules of Construction..........................................................................   77
   16-11.   Intent.........................................................................................   78
   16-12.   Setoff.........................................................................................   78
   16-13.   Maximum Interest Rate..........................................................................   78
   16-14.   Waivers........................................................................................   79
   16-15.   Payments; Application..........................................................................   79
   16-16.   Receipt of Agreement...........................................................................   80

ARTICLE 17 - THE AGENT.....................................................................................   80

   17-1.    Authorization; Non-Reliance by Lenders; Reliance by Administrative Agent; Dispute Resolution...   80
   17-2.    Employees and Agents...........................................................................   81
   17-3.    No Liability...................................................................................   82
   17-4.    No Representations.............................................................................   82
   17-5.    Funding Procedures; Payments...................................................................   82
   17-6.    Holders of Notes...............................................................................   84
   17-7.    Indemnity......................................................................................   84
   17-8.    Administrative Agent as Lender; Limitation on other Agents' Liability..........................   85
   17-9.    Resignation....................................................................................   85
   17-10.   Notification of Suspension Events and Events of Default; Distributions of Notices and Documents
     by Administrative Agent...............................................................................   85

                                      (iv)

   17-11.   Duties in the Case of Enforcement..............................................................   86
   17-12.   Delinquent Lender..............................................................................   87
   17-13.   Assignment and Participation...................................................................   87
   17-14.   Pledge to Federal Reserve......................................................................   90
   17-15.   Consent or Approval............................................................................   90
   17-16.   Treatment of Confidential Information..........................................................   90
   17-17.   Consents, Amendments, Waivers, etc.............................................................   91
   17-18.   U.S. Patriot Act...............................................................................   93
   17-19.   Foreign Asset Control Regulations..............................................................   93

                                      (v)

SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                             As of September 1, 2004

      THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (hereinafter, the "AGREEMENT") is made by and among

                  Brown Brothers Harriman & Co., (hereinafter, the "ADMINISTRATIVE AGENT"), a general partnership organized under the laws of the State of New York with offices at 40 Water Street, Boston, Massachusetts 02109

                  and

                  Banknorth, N.A., (hereinafter, the "DOCUMENTATION AGENT") a national banking association with offices at 7 New England Executive Park, Burlington, Massachusetts 01803

                  and

                  KeyBank National Association, (hereinafter, a "CO-SYNDICATION AGENT"), a Michigan corporation with offices at 127 Public Square, Cleveland, Ohio 44114, and

                  Fleet National Bank, a Bank of America company, (hereinafter, a "CO-SYNDICATION Agent"), national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110,

as Agents on behalf of Brown Brothers Harriman & Co., Banknorth, N.A., Key Corporate Capital Inc., Fleet National Bank, a Bank of America company, and the other financial institutions which may hereafter become parties to this Agreement (each such party a "LENDER" and collectively the "LENDERS")

                  and

                  Dynamics Research Corporation (hereinafter, the "LEAD BORROWER"), a Massachusetts corporation, with its principal executive offices at 60 Frontage Road, Andover, Massachusetts, as agent for itself and each of

                  DRC International Corporation ("INTERNATIONAL"), a Massachusetts corporation with its principal executive offices at 60 Frontage Road, Andover, Massachusetts;

                  H.J. Ford Associates, Inc. ("H.J. FORD"), a Delaware corporation with its principal executive offices at 60 Frontage Road, Andover, Massachusetts;

                  Andrulis Corporation ("ANDRULIS"), a Delaware corporation with its principal executive offices at 60 Frontage Road, Andover, Massachusetts; and

                  Impact Innovations LLC ("IMPACT"), a Delaware limited liability company with its principal executive offices at 60 Frontage Road, Andover, Massachusetts;

      (Each of the Lead Borrower, International, H.J. Ford, Andrulis and Impact being sometimes hereinafter referred to individually as a "BORROWER" and collectively as the "BORROWERS")

in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

                                   WITNESSETH:

ARTICLE 1- DEFINITIONS.

      As herein used, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

      "ACCOUNTS": include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

      "ACCOUNT DEBTOR": has the meaning given that term in the UCC.

      "ACQUISITION DOCUMENTATION": means those documents, instruments and agreements which evidence the terms and conditions of the Impact Acquisition, including, without limitation, that certain Equity Purchase Agreement dated as of August 2, 2004, by and among the Lead Borrower, Impact and J3 Technology Services Corp.

      "ACQUISITION TERM LOAN": is defined in Section 4-2.

      "ACQUISITION TERM NOTE": is defined in Section 4-2.

      "ADMINISTRATIVE AGENT'S RIGHTS AND REMEDIES": is defined in Section 13-2.

      "AFFECTED LENDER": is defined in Section 3-24.

      "AFFILIATE": as applied to any Person, a spouse of such Person, any relative (by blood, adoption or marriage) of such Person within the third degree, any managing member, director or officer of such Person, any corporation, association, firm or other entity of which such Person is a managing member, director or officer and any other Person directly or indirectly controlling, controlled by or under direct or indirect common Control with such Person.

      "AGENTS": collectively, the Documentation Agent, the Administrative Agent, and the Syndication Agent.

      "ANNUAL FEE": is defined in Section 3-13(c).

      "ASSIGNMENT AND ACCEPTANCE": is defined in Section 17-13(a).

      "ASSIGNMENT OF CLAIMS ACT": means, 31 U.S.C., Section 3727 et seq., and all rules and regulations promulgated in connection therewith, all as amended from time to time.

      "ASSIGNMENT OF CLAIMS COMPLIANCE EVENT": is defined in Section 5-2.

      "AVAILABILITY": is defined in Section 3-1(b).

      "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

      "BASE RATE": shall mean, from time to time, the higher of (a) the "base rate" announced from time to time by the Administrative Agent, or
            (b) the Federal Funds Effective Rate plus one-half (.50%) percent per annum. Any change in such Base Rate shall be effective, for purposes of the calculation of interest due hereunder, when made effective generally by the Administrative Agent, notice of which the Administrative Agent shall endeavor to promptly provide to the Lead Borrower.

      "BASE RATE MARGIN": see Pricing Grid (as defined herein).

      "BASE MARGIN LOAN": any Revolving Credit Loan or any portion of the Term
            Loan or any portion of the Acquisition Term Loan bearing interest at the Base Rate.

      "BORROWERS": is defined in the Preamble.

      "BUSINESS DAY": any day other than (a) a Saturday or Sunday; (b) a day on which the Administrative Agent is not open to the general public to conduct business; or (c) a day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business.

      "CAPITAL EXPENDITURES": any payment made directly or indirectly by any Borrower or any of their respective Subsidiaries for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the Consolidated fixed asset account of the Lead Borrower and its Subsidiaries, including without limitation amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of a borrower thereunder would be required by GAAP to be capitalized and shown as liabilities on the Consolidated balance sheet of the Lead Borrower and its Subsidiaries.

      "CAPITAL LEASE": any lease which should be capitalized in accordance with GAAP.

      "CLOSING DATE": September 1, 2004.

      "COLLATERAL": is defined in Section 5-1(a).

      "COLLATERAL INTEREST": any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

      "COLLATERAL RELEASE EVENT": is defined in Section 5-3.

      "COMMITMENT": as to each Lender the amount of the Revolving Credit, the Term Loan and the Acquisition Term Loan set forth on Exhibit 1.

      "COMMITMENT PERCENTAGE": as to each Lender the percentage of the Revolving
            Credit, the Term Loan, and the Acquisition Term Loan set forth on
            Exhibit 1.

      "COMPLIANCE CERTIFICATE": see Exhibit 11-4(c).

      "CONFIDENTIAL INFORMATION": is defined in Section 17-16.

      "CONSOLIDATED": with reference to any term herein, shall mean that term as applied to the accounts of the Lead Borrower and its Subsidiaries, consolidated in accordance with GAAP.

      "CONSOLIDATED OPERATING CASH FLOW": shall mean, the sum of (i)
            Consolidated Net Income before taxes, plus (ii) Consolidated Interest Expense, plus (iii) depreciation and amortization deducted in the calculation of Consolidated Net Income, minus (iv) income taxes paid in cash (net of any tax refunds actually received in cash) by the Lead Borrower and its Subsidiaries, minus (v) Capital Expenditures not funded by interest bearing Indebtedness, all as determined in accordance with GAAP.

      "CONSOLIDATED TOTAL FUNDED INDEBTEDNESS": means as of the date of calculation, the total outstanding Indebtedness under the Revolving Credit Loan, the Term Loan and the Acquisition Term Loan.

      "CONSOLIDATED TOTAL NET WORTH": shall mean the difference between Total
            Assets of the Lead Borrower and its Subsidiaries and Total Liabilities of the Lead Borrower and its Subsidiaries (in each instance, exclusive of pension asset gains or losses), plus all Subordinated Debt less the sum of:

                        (a) the value of minority equity interests of the Lead Borrower and its Subsidiaries in unconsolidated, affiliated entities; and

                        (b) the aggregate amount of all loans made by the Lead Borrower and its Subsidiaries to any officer, employee or shareholder thereof.

      "CONTROL": Person(s) shall be deemed to Control another Person if such Person(s) directly or indirectly possess the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.

      "CONVERT, CONVERSION AND CONVERTED": the conversion of a Loan from one type to Loans of another type.

      "COSTS OF COLLECTION": includes, without limitation, all reasonable attorneys' fees and reasonable out-of-pocket expenses incurred by the Administrative Agent' or the Lenders' attorneys, and all reasonable out-of-pocket costs incurred by the Administrative Agent or any Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable out-of-pocket costs and expenses associated with travel on behalf of the Administrative Agent or any Lender, which costs and expenses are directly or indirectly related to or in respect of the Administrative Agent's or any Lenders': negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Liabilities, and/or the Administrative Agent' Rights and Remedies and/or any of the Lenders' rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities and, at the Lenders' option and after written notice to the Lead Borrower, may bear interest at the rate which the Lenders may charge the Borrowers hereunder as if such had been lent, advanced, and credited by the Lenders to, or for the benefit of, the Borrowers.

      "DELINQUENT LENDER": is defined in Section 17-12.

      "DOCUMENTS OF TITLE": has the meaning given that term in the UCC.

      "EBITDA":for any period, the Consolidated Net Income of the Lead Borrower and its Subsidiaries for such period adjusted by adding back thereto amounts deducted in computing such Consolidated Net Income in respect of each of (a) Consolidated Interest Expense, (b) taxes in respect of income and profits of the Lead Borrower and its Subsidiaries, and (c) depreciation and amortization of the Lead Borrower and its Subsidiaries, as determined in accordance with GAAP.

      "ELIGIBLE ASSIGNEE": any of (a) a commercial bank, life insurance company or other entity organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; and (b) a savings and loan association, savings bank or other entity organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles.

      "EMPLOYEE BENEFIT PLAN": as defined in ERISA.

      "ENCUMBRANCE": each of the following:

                  (a) any security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise; and

                  (b) the filing of any financing statement under the UCC or comparable law of any jurisdiction.

      "ENVIRONMENTAL LAWS": each of the following: (a) any federal, state, local or municipal law, rule, order, regulation, statute, ordinance, code, decree or requirement which regulates environmental protection matters, including, without limitation, Hazardous Materials, as is now or hereafter in effect; and (b) the common law relating to damage to Persons or property from Hazardous Materials.

      "EQUITY ISSUANCE": shall mean the sale or issuance by any Borrower of any shares of its stock, options or warrants for the purchase of any of its stock, or other equity or equity instruments.

      "ERISA": the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA AFFILIATE": any Person which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

      "EVENTS OF DEFAULT": is defined in Article 12.

      "EXCESS CASH FLOW": shall mean as of the last day of any fiscal year of the Borrowers on a Consolidated basis, an amount equal to EBITDA at such date, plus net decreases in Working Capital, or as the case may be, less net increases in Working Capital, at such date, minus the following, for such period without duplication in accordance with
            GAAP: (i) Consolidated Interest Expense, (ii) principal payments on the Acquisition Term Loan and the Term Loan (including any mandatory prepayments required thereunder made or required to be made during such period), (iii) Capital Expenditures made during such period,
            (iv) the aggregate of all federal, state and local taxes actually paid during such period, and (v) cash dividends permitted pursuant to Section 7-18 hereof.

      "EXCESS CASH FLOW PAYMENT": is defined in Section 4-4(b).

      "EXISTING L/Cs": those L/Cs for the account of the Borrowers issued pursuant to the terms and conditions of the Existing Loan Agreement, and set forth on Exhibit BB hereto.

      "EXISTING LOAN AGREEMENT": is defined in Article 9.

      "FACILITY FEE": is defined in Section 3-13(a).

      "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded updates, if necessary, to the next 1/100 of 1%) of the quotations for such date for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "FUTURE COMMITMENT": is defined in Section 17-12.

      "GAAP": principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

      "GOODS": has the meaning given that term in the UCC.

      "GOVERNMENT CONTRACT": any contract, agreement or purchase order as to which any Borrower and the United States government or any agency or instrumentality thereof are parties or as to which any Borrower and any State or Commonwealth of the United States or any agency, instrumentality or political subdivision thereof are parties.

      "HAZARDOUS MATERIALS:" any (a) hazardous materials, including, without limitation, mold, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law described in clause (a) of the definition thereof, and (b) oil in any physical state.

      "IMPACT ACQUISITION": means the acquisition by the Lead Borrower of 100% of the equity interests in Impact from J3 Technology Services Corp. in accordance with the terms and conditions of the Acquisition Documentation.

      "INDEBTEDNESS": all indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following: (i) in respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money; (ii) for the payment, deferred for more than Thirty (30) days, of the purchase price of goods or services (other than current trade liabilities of such Person incurred in the ordinary course of business and payable in accordance with customary practices); (iii) in connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated); (iv) in connection with the sale or discount of accounts receivable or chattel paper of any Borrower; (v) on account of deposits or advances; and (vi) as lessee under Capital Leases. "Indebtedness" of any Person shall also include: (x) Indebtedness of any third party secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (y) any guaranty, endorsement, suretyship or other undertaking pursuant to which such Person may be liable on account of any obligation of any third party; and (z) the Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

      "INDEMNIFIED PARTY": is defined in Section 3-17.

      "INDEMNIFIED PERSON": is defined in Section 16-9.

      "INDEMNITY AGREEMENT": a certain Indemnification Agreement Regarding
            Hazardous Materials dated February 10, 2000, as amended, executed by, among others, the Lead Borrower, in favor of the Administrative Agent and the Documentation Agent.

      "INSTALLMENT AMOUNT": is defined in Section 3-17(a).

      "INTEREST EXPENSE": for any period, with respect to any Person, the aggregate amount (determined in accordance with GAAP) of interest paid or payable during such period by such Person in respect of all Indebtedness for borrowed money, Capital Leases and the deferred purchase price of property.

      "INTEREST PERIOD": (a) With respect to each LIBOR Loan, subject to subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such LIBOR Loan and ending one, two, three or six months thereafter, as the Lead Borrower may elect in the applicable Notice of Borrowing or Conversion.

                  (b) With respect to each Base Margin Loan, the period
            commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (1) as of which the subject Base Margin Loan is converted to a LIBOR Loan, as the Lead Borrower may elect in the applicable Notice of Borrowing or Conversion, or (2) on which the subject Base Margin Loan is paid by the Borrowers.

                  (c) Provided that the setting of Interest Periods is in all instances subject to the following:

                        (i) if any Interest Period with respect to a LIBOR Loan
                  would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

                        (ii) if any Interest Period with respect to a Base
                  Margin Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                        (iii) if the Lead Borrower shall fail to give notice as
                  provided in Section 3-10, herein, the Lead Borrower shall be deemed to have requested a conversion of the affected LIBOR Loan to a Base Margin Loan on the last day of the then current Interest Period with respect thereto;

                        (iv) any Interest Period relating to any LIBOR Loan that
                  begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month;

                        (v) any Interest Period relating to any LIBOR Loan that
                  would otherwise extend beyond the Maturity Date of the Revolving Credit Loans shall end on such Maturity Date; and

                        (vi) there shall be no more than six (6) Interest
                  Periods outstanding at any one time for LIBOR Loans.

      "INTEREST PAYMENT DATE": with reference to:

                  (a) any LIBOR Loan, (i) on the last day of each Interest
            Period, provided that interest on LIBOR Loans having an Interest Period of six months shall be payable on the last day of the third month of such Interest Period and on the last day of the Interest Period; and

                  (b) any Base Margin Loan (x) which is a Revolving Credit Loan, on the first day of each calendar month and on the Termination Date, and (y) which is a portion of the Term Loan and/or the Acquisition Term Loan, on the last day of each calendar quarter and on the Termination Date .

      "INVENTORY": includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by any Borrower, or used or consumed or to be used or consumed in any Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

      "INVESTMENTS": all expenditures made and all liabilities incurred
            (contingently or otherwise), without duplication, for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time:
            (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
            (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      "INVESTMENT PROPERTY": has the meaning given that term in the UCC.

      "L/C": any letter of credit, the issuance of which is procured by the Lender for the account of any Borrower and any acceptance made on account of such letter of credit.

      "LEASE": any lease or other agreement, no matter how styled or structured, pursuant to which any Borrower is entitled to the use or occupancy of any space.

      "LENDER" OR "LENDERS": are defined in Preamble.

      "LEVERAGE RATIO": is described in Section 11-9.

      "LIABILITIES" includes, without limitation, all and each of the following, whether now existing or hereafter arising:

                  (a) Any and all direct and indirect liabilities, debts, and obligations of any Borrower to the Administrative Agent or any Lender, each of every kind, nature, and description arising under this Agreement or any of the other Loan Documents.

                  (b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by any Borrower to any Lender (including all future advances whether or not made pursuant to a commitment by any Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against any Borrower arising under this Agreement or any of the Loan Documents.

                  (c) All interest, fees, and charges and other amounts which may be charged by the Administrative Agent or the Lenders to any Borrower and/or which may be due from any Borrower to any Lender from time to time arising under this Agreement or any of the Loan Documents.

                  (d) All costs and expenses incurred or paid by the
            Administrative Agent or the Lenders arising under this Agreement or any of the other Loan Documents (including, without limitation, Costs of Collection, reasonable attorneys' fees, and all court and litigation costs and expenses).

                  (e) Any and all covenants of any Borrower to or with the
            Administrative Agent or any Lender and any and all obligations of any Borrower to act or to refrain from acting, in each case, in accordance with this Agreement or any of the other Loan Documents.

      "LIBOR BUSINESS DAY": any day on which commercial banks are open for international business (including dealings in dollar deposits) in London for such other LIBOR interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

      "LIBOR LOAN": any Revolving Credit Loan or any portion of the Term Loan or any portion of the Acquisition Term Loan bearing interest at the LIBOR Rate.

      "LIBOR MARGIN": see Pricing Grid defined below.

      "LIBOR RATE": that per annum rate which is the aggregate of the LIBOR
            Offer Rate, plus the LIBOR Margin.

      "LIBOR OFFER RATE": that rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be (i) the prevailing rate per annum at which deposits on U.S. Dollars are offered to the Lender by first-class banks in the London interbank market in which the Lender regularly participates at or about 10:00 A.M. (Boston time) three (3) LIBOR Business Days before the first day of the Interest Period, for a deposit approximately in the amount of the subject LIBOR Loan for a period of time approximately equal to such Interest Period, divided by (ii) one minus the Reserve Percentage.

      "LINE (UNUSED) FEE": is defined in Section 3-13(b).

      "LINE FEE PERCENTAGE": see Pricing Grid defined below.

      "LOAN": any Revolving Credit Loan, Term Loan or the Acquisition Term Loan.

      "LOAN ACCOUNT": is defined in Section 3-6.

      "LOAN DOCUMENTS": this Agreement, the Notes, the Indemnity Agreement, the
            Security Documents, and each other instrument and document executed and/or delivered as contemplated by Article 6, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by any Lender or any Affiliate of any Lender, each may be amended from time to time.

      "MATERIAL ADVERSE CHANGE": any event, matter or condition which has or could reasonably be expected to have a material adverse effect on
            (a) the business, condition (financial or otherwise), assets (including intangible assets), properties, income or prospects of the Borrowers (taken as a whole), (b) the Borrowers' ability to pay and perform all of the Liabilities owing by them to the Administrative Agent and the Lenders in accordance with the terms thereof, and/or (c) the Collateral (or any material portion thereof).

      "MATURITY DATE": as to the Revolving Credit, September 1, 2009; as to the
            Term Loan, May 1, 2010, and as to the Acquisition Term Loan, September 1, 2009.

      "MOODY'S": Moody's Investor Services, Inc.

      "MORTGAGE": the Mortgage, Security Agreement and Assignment dated February
            10, 2000 made by the Lead Borrower in favor of the Administrative Agent, as amended and in effect covering the Real Estate, as amended.

      "NET INCOME": income (or loss), excluding extraordinary items of income
            (or loss), of a Person for the period in question (taken as a cumulative whole), after deducting therefrom all operating expenses, reserves and other proper deductions (including any minority interest expense), all determined in accordance with GAAP. For purposes hereof, the Consolidated Net Income of the Lead Borrower and its Subsidiaries shall include the Net Income of any other Persons acquired prior to the date that it either becomes a Subsidiary of such Borrower, is merged into or consolidated with such Borrower, or such other Person's assets are assigned, directly or indirectly, to such Borrower, provided that, in the case of each of the foregoing, (i) the Net Income of such other Person shall only be so included to the extent that such Net Income is attributable to such other Person or to such assets as are acquired from such other Person for the relevant period, all to the satisfaction of the Administrative Agent, and (ii) any discrepancies in accounting treatment between such Borrower and such other Person are conformed so as to make the foregoing determination, to the satisfaction of the Administrative Agent.

      "NET PROCEEDS": the gross sales price generated by the sale of any asset or property outside the ordinary course of business or any Equity Issuance, less reasonable fees and expenses (including commissions) customarily incurred in similar arms-length sales and transfer taxes directly attributable to such sale or Equity Issuance less income taxes payable from such proceeds within sixteen months after such sale.

      "NOTE(S)": the Revolving Credit Notes, the Term Notes and the Acquisition
            Term Notes.

      "PERMITTED ACQUISITION": an acquisition by any of the Borrowers of 100% of the capital stock or other equity interests or substantially all of the assets of any Person provided the Lead Borrower certifies to the Lenders that (i) at the time of the contemplated acquisition or immediately thereafter, there is no then existing Event of Default;
            (ii) the Borrowers are in compliance with all financial covenants, calculated exclusive and inclusive of the contemplated acquisition, on a pro forma basis; (iii) the acquisition is within the Borrowers' current business plan and accretive to earnings within the following twelve (12) months; (iv) at the time of the contemplated acquisition, there has not occurred an Assignment of Claims Compliance Event; and (v) such acquisition shall not require total consideration from the Borrowers in excess of (a) $10,000,000 for any single acquisition, or (b) $15,000,000 in the aggregate in any calendar year (except for calendar year 2004, only, each of which amounts shall be exceeded as a result of the consummation of the Impact Acquisition).

      "PERMITTED LIENS": is defined in Section 7-6.

      "PERSON": any natural person, and any corporation, trust, partnership, limited liability company, joint venture, or other enterprise or entity.

      "PRICING GRID":

                               LEVEL I         LEVEL II        LEVEL III       LEVEL IV
                               -------         --------        ---------       --------
BASIS FOR PRICING

Leverage Ratio                 < 1.50         1.50 - 1.99      2.00-2.50        > 2.50

Base Rate Margin                    0%                  0%             0%         0.50%

LIBOR Margin -Acquisition
Term Loan                        1.75%               2.25%          2.75%         3.25%

LIBOR Margin - Revolving
Credit and Term Loan             1.50%               2.00%          2.50%         3.00%

Line Fee Percentage              0.25%              0.375%          0.50%         0.50%

      Effective as of the Closing Date, pricing shall be set at Level IV. Changes in pricing shall be effective five (5) Business Days after delivery by the Lead Borrower to the Administrative Agent of its quarterly Compliance Certificate together with supporting financial information satisfactory to the Administrative Agent, provided, however, in no event shall changes in pricing be made, even if the conditions for another level are satisfied, until the Administrative Agent receives the quarterly Compliance Certificate together with supporting financial information satisfactory to the Administrative Agent, for the Borrowers' fiscal quarter ending December 31, 2004, and provided further that such Compliance Certificate reflects that the conditions for another level have been satisfied.

      "REAL ESTATE": the premises located at 60 Frontage Road, Andover,
            Massachusetts.

      "REEMPLOYMENT PERIOD": is defined in Section 3-17(a).

      "RELATED ENTITY": refers to (a) any Affiliate (other than directors and officers); and (b) any corporation, limited liability company trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of any Borrower; could have such enterprise's tax returns or financial statements consolidated with any Borrower; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which any Borrower is a member; Controls or is Controlled by the Borrower or any Affiliate of the Borrower.

      "RENEWAL / CONVERSION NOTICE": is defined in Section 3-10.

      "REQUIRED LENDERS": Any two or more Lenders holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the amounts outstanding on the Loans, or, if no amounts are outstanding, of the Commitment Percentages of the Total Commitment.

      "REQUIREMENT OF LAW": as to any Person: (a)(i) all statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible;
            (b) that Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

      "RESERVE PERCENTAGE": the decimal equivalent of the highest rate applicable to any Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of each Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular LIBOR Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

      "RESPONSIBLE OFFICER": as to any Person, the president or chief executive officer of such Person or, with respect to financial matters, the chief financial officer or treasurer of such Person or, in either case, such other executive officers as may be designated from time to time by such Person in writing to the Administrative Agent.

      "REVOLVING LOAN CEILING": shall mean Thirty-seven Million Dollars
            ($37,000,000.00).

      "REVOLVING CREDIT": is defined in Section 3-1.

      "REVOLVING CREDIT LOAN": means any loan or advance made pursuant to the Revolving Credit.

      "REVOLVING CREDIT NOTE": is defined in Section 3-7.

      "SECURITY AGREEMENT": that certain Security Agreement by and among the Borrowers and the Administrative Agent, as agent for itself and for the benefit of the Lenders, pursuant to which, among other things, the Borrowers have granted to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in substantially all of the assets of the Borrowers.

      "SECURITY DOCUMENTS": the Security Agreement, the Mortgage, and any other agreement, document or instrument now or hereafter securing the Liabilities.

      "S & P": Standard & Poor's Ratings Group, a division of the McGraw Hill
            Companies, Inc.

      "STATED AMOUNT": the maximum amount for which an L/C may be honored.

      "SUBORDINATED DEBT": (a) The existing Indebtedness of the Borrowers which is designated as "Subordinated Debt" in Exhibit 7-7 attached hereto, and (b) any other Indebtedness of a Borrower which matures in its entirety and by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Debt) is made subordinate and junior in right of payment to the Liabilities by provisions reasonably satisfactory in form and substance to the Lenders, the Administrative Agent, and the Administrative Agent's counsel.

      "SUBSIDIARY": any partnership, corporation, limited liability company, association, trust, or other business entity of which the Lead Borrower shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Interests.

      "SUSPENSION EVENT": any occurrence, circumstance, or state of facts which
            (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

      "TERM LOAN": is defined in Section 4-1.

      "TERM NOTE": is defined in Section 4-1.

      "TERMINATION DATE": the earliest of (a) the Maturity Date, or (b) the occurrence of an Event of Default under Section 12-8 hereof, or (c) the date set by the Administrative Agent by notice to the Lead Borrower, which notice sets the Termination Date on account of the occurrence of an Event of Default other than as described in Section 12-8.

      "TOTAL ASSETS": all assets of any Borrower determined in accordance with GAAP.

      "TOTAL COMMITMENT": shall mean the aggregate Commitments of the Lenders as set forth on Exhibit I annexed hereto.

      "TOTAL DEBT SERVICE": shall mean the sum of (i) required principal payments made on all interest bearing Indebtedness of the Lead Borrower and its Subsidiaries, plus (ii) Capital Lease payments of the Lead Borrower and its Subsidiaries, plus (iii) to the extent not included in the foregoing clauses (i) and (ii), Consolidated Interest Expense of the Lead Borrower and its Subsidiaries, all as determined in accordance with GAAP.

      "TOTAL LIABILITIES": all liabilities and obligations of any Borrower determined in accordance with GAAP.

      "UCC": the Uniform Commercial Code as presently in effect in Massachusetts
            (Mass. Gen. Laws, Ch. 106).

      "VOTING INTERESTS": stock or similar interests, of any class or classes
            (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the partnership, corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

      "WORKING CAPITAL": for any period, the result of (x) the Consolidated current assets of the Borrowers and their Subsidiaries (exclusive of such Persons' cash and cash equivalents and the current portion of any deferred federal, state and local taxes included in the calculation of Consolidated current assets for such period), all determined in accordance with GAAP, minus (y) the Consolidated current liabilities of the Borrowers and their Subsidiaries (exclusive of the Consolidated liabilities arising out of Indebtedness of such Persons incurred and permitted under this Agreement and the current portion of any deferred federal, state and local taxes included in the calculation of Consolidated current liabilities for such period), all determined in accordance with GAAP.

ARTICLE 2- AGENTED BORROWINGS

      2-1. Designation of Agent Borrower. Each Borrower hereby designates the Lead Borrower as the agent of that Borrower to discharge the duties and responsibilities of the Lead Borrower as provided herein.

      2-2. Operation of Loan Arrangement.

            (a) Except as otherwise provided in this Article, Revolving Credit Loans and requests for the issuance of L/Cs shall be requested solely by the Lead Borrower as agent for each Borrower.

            (b) Any Revolving Credit Loan which may be made by the Lenders and which is directed to the Lead Borrower is received by the Lead Borrower in trust for that or those of the Borrowers who are intended to receive such advance. The Lead Borrower shall distribute the proceeds of any such advances solely to the Borrowers. Each Borrower shall be directly indebted to the Lenders for each Revolving Credit Loan distributed to that Borrower by the Lead Borrower, together with all accrued interest thereon, as if that amount had been advanced directly by the Lenders to that Borrower (whether or not the subject advance was based upon the accounts of the Borrower which actually received such distribution), in addition to which each Borrower shall be obligated to the Lenders in that amount on account of that Borrower's having guarantied the Liabilities.

            (c) The Administrative Agent and the Lenders shall have no responsibility to inquire as to the distribution of the Revolving Credit Loans made through the Lead Borrower as described herein.

      2-3. Loans Directly to Borrower.(a) If, for any reason, and at any time during the term of this Agreement,(i) any Borrower, including the Lead Borrower as agent for the Borrowers, shall be unable to, or prohibited from carrying out the terms and conditions of this Agreement (as determined by the Administrative Agent in the Administrative Agent' sole and absolute discretion); or

            (ii) the Administrative Agent deems it inexpedient (in the Administrative Agent's sole and absolute discretion) to continue making Revolving Credit Loans and issue L/Cs to or for the account of any particular Borrower, or to channel such Revolving Credit Loans and L/Cs through the Lead Borrower, then the Lenders may make Revolving Credit Loans directly to, and issue L/Cs directly for the account of, such of the Borrowers as the Administrative Agent determines to be expedient, which Revolving Credit Loans or issuances of L/Cs may be made without regard to the procedures otherwise included in this Article 2.

            (b) In the event that the Administrative Agent determines to forgo the procedures included herein pursuant to which Revolving Credit Loans and L/Cs are to be channeled through the Lead Borrower, then the Administrative Agent may designate one or more of the Borrowers to fulfill the financial and other reporting requirements otherwise imposed herein upon the Lead Borrower.

            (c) Each of the Borrowers shall remain liable to the Lenders for the joint and several payment and performance of all Liabilities notwithstanding any determination by the Administrative Agent to cease making Revolving Credit Loans or issue L/Cs to or for the benefit of any Borrower.

      2-4. Continuation of Authority of Lead Borrower. The authority of the Lead Borrower to request Revolving Credit Loans on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent acts as provided in Section 2-3, above, or the Administrative Agent actually receives

            (a) written notice of: (i) the termination of such authority, and
      (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Responsible Officer of each Borrower then eligible for borrowing under this Agreement; and

            (b) written notice from such successive Lead Borrower (i) accepting such appointment; (ii) acknowledging that such removal and appointment has been effected by the respective Responsible Officer of such Borrowers eligible for borrowing under this Agreement; and (iii) acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term "Lead Borrower" shall mean and include the newly appointed Lead Borrower.

      2-5. Concerning Joint and Several Liability of the Borrowers.

            (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders and the Administrative Agent under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Liabilities.

            (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Liabilities (including, without limitation, any Liabilities arising under this Section 2-5), it being the intention of the parties hereto that all of the Liabilities shall be joint and several obligations of each of the Borrowers, without preferences or distinction among them.

            (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Liabilities as and when due or to perform any of the Liabilities in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Liability.

            (d) The Liabilities of each of the Borrowers under the provisions of this Section 2-5 constitute the full recourse Liabilities of each of the Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

            (e) Except as otherwise expressly provided in this Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or L/Cs issued under this Agreement, notice of the occurrence of any Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Lender or the Administrative Agent under or in respect of any of the Liabilities, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Liabilities, the acceptance of any payment of any of the Liabilities, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender or the Administrative Agent at any time or times in respect of any Event of Default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Lender or the Administrative Agent in respect of any of the Liabilities, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Liabilities or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of any Lender or the Administrative Agent with respect to the failure by any of the Borrowers to comply with any of its respective Liabilities, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this
Section 2-5, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Liabilities under this Section 2-5, it being the intention of each of the Borrowers that, so long as any of the Liabilities hereunder remain unsatisfied, the Liabilities of such Borrowers under this Section 2-5 shall not be discharged except by performance and then only to the extent of such performance. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers, any Lender or any Agent.

            (f) The provisions of this Section 2-5 are made for the benefit of the Lenders and the Administrative Agent and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders or the Agent or such successor or assign first to marshall any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Liabilities hereunder or to elect any other remedy. The provisions of this Section 2-5 shall remain in effect until all of the Liabilities shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Liabilities, is rescinded or must otherwise be restored or returned by any Lender or the Agent upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2-5 will forthwith be reinstated in effect, as though such payment had not been made.

            (g) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Lenders or the Agent with respect to any of the Liabilities or any collateral security therefor until such time as all of the Liabilities have been irrevocably paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Lenders or the Agent hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Liabilities arising hereunder or thereunder, to the prior payment in full of the Liabilities and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Liabilities shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

            (h) Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Liabilities. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Liabilities shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agent and be paid over to the Agent for the pro-rata accounts of the Lenders to be applied to repay the Liabilities.

      2-6. Indemnification. The Lead Borrower and each Borrower respectively shall indemnify, defend, and save and hold the Administrative Agent and each Lender harmless from and against any liabilities, claims, demands, expenses, or losses made against or suffered by the Administrative Agent or any Lender on account of, or arising out of, the Loans, the Administrative Agent and each Lenders' reliance upon loan requests made by the Lead Borrower, or any other action taken by the Administrative Agent and each Lender hereunder or under any of the Loan Documents, except for any liability, claim, demand, expense, or loss as to which a final judicial determination is made and from which no appeal is available (in a proceeding in which the Administrative Agent and each Lender has had an opportunity to be heard) that the Administrative Agent or any Lender had acted in a grossly negligent manner, in actual bad faith or with willful misfeasance.

ARTICLE 3 - THE REVOLVING CREDIT/LIBOR PROVISIONS

      3-1. Establishment of Revolving Credit.

            (a) The Lenders hereby establish a revolving line of credit (hereinafter, the "REVOLVING CREDIT") in the Borrowers' favor pursuant to which each Lender, subject to, and in accordance with, this Agreement, severally agrees to make Revolving Credit Loans and issue L/Cs and otherwise provide financial accommodations to and for the account of the Borrowers, in each instance up to the amount of such Lender's Commitment Percentage of Availability, but in no event exceeding the maximum amount of such Lender's Commitment. The amount available for borrowing under the Revolving Credit shall be determined by the Lenders by reference to Availability, as determined by the Lenders from time to time hereafter.

            (b) As used herein, the term "AVAILABILITY" refers at any time to up to:

                        (A) the Revolving Loan Ceiling

                  Minus

                        (B) The then unpaid principal balance of the Loan
            Account

                  Minus

                        (C) The aggregate amounts then undrawn on all
            outstanding L/C's, acceptances or any other accommodations issued or incurred, or caused to be issued or incurred, by the Lenders for the account and/or the benefit of any of the Borrowers.

            (c) The proceeds of borrowings under the Revolving Credit shall be utilized solely to pay transaction costs, for working capital purposes, for repayment of draws under any L/C, for Permitted Acquisitions, and for general corporate purposes.

      3-2. Reductions of Commitment. The Total Commitment with respect to the Revolving Credit may be voluntarily reduced, at the Borrowers' option, in minimum increments of $1,000,000.00, with any payment of interest, subject to the payment of the Line (Unused) Fee described below.

      3-3. Advances. [Intentionally omitted].

      3-4. Risks of Value of Accounts and Inventory. [Intentionally omitted].

      3-5. Procedures Under Revolving Credit.

            (a) The Lead Borrower may request Revolving Credit Loans from time to time under, in each instance in accordance with such procedures as may from time to time be acceptable to the Administrative Agent, including, without limitation, notice to the Administrative Agent of any requested borrowing by 11:00 A.M. Boston, Massachusetts time on the proposed day of the subject Revolving Credit Loans.

            (b) Subject to the provisions of this Agreement, a Revolving Credit Loan duly and timely requested by the Lead Borrower shall be made and L/Cs shall be issued pursuant hereto, provided that:

                  (i) The Availability will not be exceeded; and

                  (ii) The Revolving Credit has not been suspended as provided in Section 3-5(h).

            (c) (i) A Revolving Credit Loan or advance shall be deemed to have been made under the Revolving Credit upon the charging of the amount of such Revolving Credit Loan to the Loan Account.

                  (ii) There shall not be any recourse to, nor liability of, the Administrative Agent or the Lenders on account of any of the following:

                        (A) (1) Any reasonable delay in the Lenders' making of
            any Revolving Credit Loan requested under the Revolving Credit, and/or (2) any decline by the Lenders to make, any Revolving Credit Loan requested under the Revolving Credit while any Suspension Event or Event of Default has occurred and is continuing.

                        (B) Any delay in the proceeds of any such Revolving
            Credit Loan constituting collected funds.

                        (C) Any delay in the receipt, and/or any loss, of funds
            which constitute a Revolving Credit Loan, the wire transfer of which was properly initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Lead Borrower.

                  (iii) The Administrative Agent may rely on any request for a Revolving Credit Loan or financial accommodation which the Administrative Agent, in good faith, believes to have been made by a person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested Revolving Credit Loan or to provide any such financial accommodation pending the Administrative Agent's being furnished with such documentation concerning that person's authority to act as may be satisfactory to the Administrative Agent.

            (d) A request by the Lead Borrower for any financial accommodation under the Revolving Credit or of the issuance of an L/C or any other accommodations shall be irrevocable and shall constitute certification by the Lead Borrower and each Borrower that as of the date of such request, each of the following is true and correct:

                  (i) There has been no Material Adverse Change in the Borrowers' financial condition taken as a whole, from the most recent financial information furnished the Lenders pursuant to this Agreement.

                  (ii) Each representation which is made herein or in any of the Loan Documents is then true and complete as of and as if made on the date of such request (except to the extent such representation refers to a specific earlier date).

                  (iii) No Suspension Event is then extant.

            (e) The Borrowers shall immediately become indebted to the Lenders for the amount of each Revolving Credit Loan under or pursuant to this Agreement when such Revolving Credit Loan is deemed to have been made.

            (f) (i) The Lead Borrower may request that the Administrative Agent issue L/C's for the account of any Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Administrative Agent, and which may include, without limitation, (A) telephone notice to such person as may be designated by the Administrative Agent or (B) written notice.

                  (ii) The Administrative Agent, in the Administrative Agent's discretion in each instance, may issue any L/C so requested by the Lead Borrower, provided that

                        (A) the aggregate Stated Amount, following the requested
            issuance thereof, would not exceed the Availability;

                        (B) the L/C (if so issued) is in form satisfactory to
            the Administrative Agent;

                        (C) after giving effect to the issuance of the requested
            L/C, the aggregate Stated Amount of all L/C's then outstanding, does not exceed $5,000,000.00; and

                        (D) the expiry of the L/C is not later than the Maturity
            Date of the Revolving Credit.

                  (iii) The Borrowers and/or the Lead Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Administrative Agent.

            (g) The Administrative Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any amount which any Borrower is obligated to pay to the Administrative Agent or for which any Borrower or the Administrative Agent becomes obligated on account of, or in respect to, any L/C. Such advance shall be made and even if such advance would result in Availability's being exceeded. Such action on the part of the Administrative Agent shall not constitute a waiver by the Administrative Agent or any Lender of its rights under Section 3-6(e) below.

            (h) Upon the occurrence from time to time of any Suspension Event:

                  (i) The Administrative Agent, with the prior written consent of the Required Lenders may, or shall, at the request of the Required Lenders, suspend the Revolving Credit immediately.

                  (ii) The Lenders shall not be obligated to make any loans or advance, or to provide any financial accommodation hereunder or to issue any L/C.

                  (iii) The Administrative Agent, with the prior written consent of the Required Lenders may, or shall, at the request of the Required Lenders, suspend the right of the Lead Borrower to request any LIBOR Loan or to convert any Base Margin Loan to a LIBOR Loan.

            (i) Subject to the satisfaction of all conditions precedent hereunder, each Lender will make available to the Administrative Agent on the proposed date of any Revolving Credit Loan by wire transfer of immediately available funds not later than 1:00 P.M., Boston time, the aggregate amount of its Commitment Percentage of such Revolving Credit Loan requested by the Lead Borrower, and the Administrative Agent shall promptly advance such amounts to the Lead Borrower in accordance with the terms hereof.

      3-6. The Loan Account.

            (a) An account (hereinafter, the "LOAN ACCOUNT") shall be opened on the books of the Administrative Agent, in which Loan Account a record may be kept of all Revolving Credit Loans made by the Lenders to the Borrowers under or pursuant to the Revolving Credit and of all payments thereon.

            (b) The Administrative Agent may also keep a record (either in the Loan Account or elsewhere, as the Administrative Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Administrative Agent and each Lender on account of the Liabilities under the Revolving Credit and of all credits against such amounts so owed.

            (c) All credits against the Liabilities shall be conditional upon final payment to the Administrative Agent of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Administrative Agent for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

            (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrowers are obligated hereunder are payable within thirty (30) days of notice from the Administrative Agent to the Lead Borrower. In the determination of Availability, the Administrative Agent may deem fees, service charges, accrued interest, and other payments as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

            (e) The Administrative Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Administrative Agent or any Lender is entitled from any Borrower pursuant hereto

(including, without limitation, any payment of principal and/or interest with respect to the Term Loan and/or the Acquisition Term Loan) and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Availability's being exceeded. Any amount which is added to the principal balance of the Loan Account as provided in this Subsection shall bear interest at the interest rate applicable from time to time to the unpaid principal balance of the Loan Account.

            (f) Any statement rendered by the Administrative Agent to the Lead Borrower concerning the Liabilities shall be considered correct and accepted by the Borrowers and shall be conclusively binding upon the Borrowers unless the Lead Borrower provides the Administrative Agent with written objection thereto within sixty (60) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Administrative Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

      3-7. The Revolving Credit Note. The obligation to repay Revolving Credit Loans, with interest as provided herein, shall be evidenced by certain notes (hereinafter, collectively, the "REVOLVING CREDIT NOTE") payable to each Lender in a principal amount equal to such Lender's Commitment Percentage of the Revolving Credit, in the form of EXHIBIT 3-7, annexed hereto, executed by each Borrower in favor of such Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability on account thereof. In the event that a Revolving Credit Note is ever lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the subject Lender, subject to such Lender providing a commercially reasonable indemnity in connection therewith.

      3-8. Payment of Loan Account.

            (a) The Borrowers shall repay the principal balance of the Loan Account on the Termination Date (as to which, see Article 15, below).

            (b) The Borrowers, without notice or demand from the Administrative Agent, shall pay the Administrative Agent that amount, from time to time, which is necessary so that Availability is equal to or greater than $0.

            (c) The Borrowers shall repay the then entire unpaid balance of the Loan Account upon the Termination Date.

      3-9. Interest.

            (a) Revolving Credit Loans shall initially bear interest at the Base Rate or, at the Lead Borrower's option in accordance with the terms hereof, the LIBOR Rate, as specified from time to time by the Lead Borrower in the Renewal/Conversion Notice with respect to the subject Revolving Credit Loan or as otherwise provided in this Agreement.

            (b) The Borrowers shall pay interest on each Revolving Credit Loan in arrears on the applicable Interest Payment Date for that Loan and on the Termination Date.

            (c) Following the occurrence and during the continuance of any Event of Default (and whether or not the Lenders exercise their rights on account thereof), upon notice from the Administrative Agent to the Lead Borrower, the outstanding principal balance of the Revolving Credit Loans shall bear interest at a rate per annum equal to the Base Rate plus Two and 00/100 Percent (2.00%) per annum.

      3-10. Duration of Interest Periods.

            (a) Subject to the limitation described herein, the Lead Borrower shall have the option to elect an Interest Period to be applicable to a Revolving Credit Loan, or any portion of the Term Loan, or any portion of the Acquisition Term Loan by giving notice of such election (a "RENEWAL / CONVERSION NOTICE") in the form of EXHIBIT 3-10, annexed hereto received no later than 10:00 Boston time One (1) Business Day before the end of the then applicable Interest Period if such Loan is to be converted to a Base Margin Loan and Three
(3) Business Days before (and not counting) the end of the then applicable Interest Period if such Loan is to be continued as, or converted to, a LIBOR Loan; provided, however, that (a) any Conversion of LIBOR Loans may be made only on the last day of the respective Interest Period for such Loans, and (b) no loan may be Converted to a LIBOR Loan when any Event of Default has occurred and is continuing. Each such Conversion Request shall be by telephone, telecopy, electronic mail, telex or cable, in each case confirmed immediately in writing in the manner specified for notices herein, and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans to be Converted, and (iii) if such Conversion is to LIBOR Loan the duration of the initial Interest Period for such Loans. Each Conversion Request with respect to LIBOR Loans shall be irrevocable and binding on the Borrowers.

            (b) If the Administrative Agent does not receive a notice of election of, or conversion to, an Interest Period for a LIBOR Loan pursuant to subsection (a) within the applicable time limits specified therein, the Lead Borrower shall be deemed to have elected to convert such Loan in whole into a Base Margin Loan on the last day of the then current Interest Period with respect thereto.

            (c) The Lead Borrower shall not select, renew, or convert any Revolving Credit Loan or any portion of the Term Loan or any portion of the Acquisition Term Loan such that there are more than six (6) interest rates applicable to the Revolving Credit Loans, the Term Loan, and the Acquisition Term Loan in the aggregate which are LIBOR Loans at any one time.

            (d) LIBOR Loans shall each be in an amount of not less than Five Hundred Thousand and no/100 Dollars ($500,000.00) and Five Hundred Thousand and no/100 Dollars ($500,000.00) increments in excess of such minimum.

            (e) If after giving a Conversion Request, the Lead Borrower fails to borrow or Convert any LIBOR Loan, the Lead Borrower shall indemnify the Administrative Agent and each Lender against any loss or expense incurred by the Administrative Agent and each Lender as a result of such failure, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain a LIBOR Loan to be made by such Lender and the compensation as provided for in Section 3-17, herein.

      3-11. Changed Circumstances. In the event that:

            (a) On any day on which the rate for a LIBOR Loan would otherwise be set, the Administrative Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining either such rate; or

            (b) At any time that the Administrative Agent shall have determined in good faith (which determination shall be final and conclusive) that:

                  (i) the continuation of or conversion of any Revolving Credit
            Loan or any portion of the Term Loan or any portion of the Acquisition Term Loan to a LIBOR Loan has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the applicable market or (B) compliance by any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority having the force of law; or

                  (ii) the indices on which the interest rates for LIBOR Loans shall no longer represent the effective cost to the Lenders for U.S. dollar deposits in the interbank market for deposits in which they regularly participate;

      then, and in any such event, the Administrative Agent shall forthwith so notify the Lead Borrower thereof. Until the Administrative Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders to make LIBOR Loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans or any portion of the Term Loan or any portion of the Acquisition Term Loan shall be suspended. If at the time the Administrative Agent so notifies the Lead Borrower, the Lead Borrower has previously given the Administrative Agent a Renewal/Conversion Notice with respect to one or more LIBOR Loans, but such LIBOR Loans have not yet gone into effect, such notification shall be deemed to be void and the Lead Borrower may only borrow Base Margin Loans and shall furnish a substitute Renewal/Conversion Notice. Upon the expiration of the Interest Period for any LIBOR Loan which is outstanding on the date of such notification, the amount of such LIBOR Loan shall thereafter constitute a Base Margin Loan.

      3-12. Payments and Prepayments.

            (a) Base Margin Loans may be prepaid at any time and from time to time without premium or penalty.

            (b) Any LIBOR Loan may be prepaid, upon not less than three (3) Business Days' prior written notice to the Administrative Agent, without penalty, provided that (1) each partial prepayment shall be in the principal amount of $500,000.00 or an integral multiple thereof, (2) if such prepayment is on any day other than the last day of the Interest Period relating thereto, such amount prepaid shall be accompanied by any additional amounts necessary to compensate the Lenders for any costs incurred by the Lenders in accordance with Section 3-17, herein, including any interest or fees payable by the Lenders to lenders of funds obtained by then in order to make or maintain its LIBOR Loans hereunder and (3) any amount prepaid shall be accompanied by accrued interest on the principal repaid to the date of payment.

            (c) In the event that at the time of any such prepayment Loans are outstanding of more than one type, the amount prepaid shall be applied first to any Base Margin Loan prior to application to any LIBOR Loans.

            (d) Any premium due hereunder upon such prepayment shall be due and payable upon any prepayment whatsoever, whether voluntary or involuntary, to the extent permitted by law, and after acceleration of the unpaid principal balance of the Liabilities after the occurrence and during the continuance of an Event of Default.

      3-13. Fees.

            (a) As compensation for the Lenders' commitment included herein to make loans and advances to the Borrowers and as compensation for the Lenders' maintenance of sufficient funds available for such purpose, the Lenders shall have earned a FACILITY FEE (so referred to herein) of $625,000.00 (to be shared by the Lenders as agreed among the Lenders).

            (b) In addition to any other fee by the Borrowers on account of the Revolving Credit, the Borrowers shall pay to the Administrative Agent, for the pro rata benefit of the Lenders, a LINE (UNUSED) FEE (so referred to herein) in arrears, on the first day of each quarter (or relevant pro rata portion thereof) (and on the Termination Date). The Line (Unused) Fee shall be equal to the Line Fee Percentage of the average difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Loan Ceiling and the unpaid principal balance of the Loan Account.

            (c) In addition to any other fee by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent, for its own account, an annual fee (the "ANNUAL FEE") of $20,000.00 payable upon the Closing Date and each anniversary hereof.

            (d) The Borrower shall not be entitled to any credit, rebate or repayment of any Facility Fee, Arrangement Fee, Annual Fee, or Line (Unused) Fee previously earned by the Administrative Agent or the Lenders pursuant to this Section notwithstanding any termination of this Agreement or suspension or termination of the Lenders' obligation to make Loans and advances hereunder.

      3-14. Fees For L/C's.

            (a) Prior to the issuance of any L/C, the Borrowers shall pay to the Administrative Agent, for the pro rata benefit of the Lenders, a fee on account of such L/C based upon the Administrative Agent's then current fee schedule for like L/C's.

            (b) In addition to the fee to be paid as provided in Subsection (a), above, the Borrowers shall pay to the Administrative Agent, on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts on account of, or in respect to, each L/C.

      3-15. Effect of Honor of L/C's. The Borrowers shall reimburse the Administrative Agent for the amount of any honoring of any L/C. Any such honoring which is not so reimbursed on the Business Day when so honored shall constitute a Revolving Credit Loan.

      3-16. Additional Provisions Relating to L/C's.

            (a) The obligations of the Borrowers with respect to L/Cs shall be absolute and unconditional. The obligations of the Borrowers with respect to L/Cs shall rank pari passu with the obligations of the Borrowers to repay all other Liabilities. The Borrowers, the Administrative Agent and the Lenders acknowledge and agree that all Existing L/Cs shall be deemed L/Cs issued pursuant to this Agreement. The Administrative Agent's rights, powers, privileges and immunities specified in or arising under this Agreement with respect to L/C's are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

            (b) The Borrowers will

                  (i) promptly examine the copy of any L/C (and any amendments thereof) sent to it by the Administrative Agent;

                  (ii) promptly examine all instruments and documents delivered to it from time to time by the Administrative Agent; and

                  (iii) within three (3) Business Days of receipt thereof, provide the Administrative Agent with written notice of any irregularity or claim of non-compliance with the instructions of such person or entity.

The Borrowers are conclusively deemed to have waived any such claim against the Administrative Agent and its correspondents unless such notice is so timely given.

            (c) The Borrowers will

                  (i) procure promptly any necessary documentation, permits, or licenses for the import, export or shipping of the property in connection with which any L/C is issued;

                  (ii) comply with all foreign and domestic governmental requirements relating to the shipment or financing of such property; and

                  (iii) furnish such evidence that the above-noted requirements have been fulfilled as the Administrative Agent reasonably may require.

            (d) The Borrowers will jointly and severally indemnify the Administrative Agent and each Lender for and hold harmless against any and all claims, loss, liability, or damage, including attorneys' reasonable fees, howsoever arising from or in connection with the surrender or endorsement of any bill of lading, warehouse receipt or documents of title at any time held by the Administrative Agent, or any of its correspondents in connection with any L/C.

            (e) As further security for the payment or performance of any and all Liabilities, the Borrowers hereby

                  (i) recognize and admit, so long as the Collateral Release Event has not occurred, the Administrative Agent's security interest in, and, after the occurrence and during the continuance of an Event of Default, the Administrative Agent's unqualified right to the possession and disposal of, any and all shipping documents, warehouse receipts, policies or certificates of insurance, and other documents accompanying or relative to any L/C (whether or not such documents, goods, or other property have been released to or upon the order of the Lead Borrower under a security agreement or trust or bailee receipt) and in and to the proceeds of each and all of the foregoing; and

                  (ii) if any third party shall have joined in the application for the L/C, assigns and transfers to the Administrative Agent all right, title and interest of the Borrowers in and to all property and interests which any Borrower may now or hereafter obtain from such third party arising in connection with the transaction to which the L/C relates, to the extent that same can be lawfully assigned.

            (f) Following the occurrence and during the continuance of any Event of Default, and provided the Collateral Release Event has not occurred, the Administrative Agent, with power of substitution and revocation, may:

                  (i) sign, in the name of the Administrative Agent, and/or the name of any Borrower, any document called for from any Borrower and/or endorse, in the name of any Borrower, any and all notes, checks, drafts, Documents of Title, or other instruments or documents in which the Administrative Agent may at any time have any interest in connection with any L/C; and

                  (ii) perform any obligation or agreement in connection with any L/C which the Administrative Agent deems necessary or desirable to protect the Administrative Agent' and Lenders' rights, powers and remedies under this Agreement and the other Loan Documents.

            (g) None of the Administrative Agent's correspondents or any advising, negotiating, or paying bank with respect to any L/C, shall be responsible in any way for:

                  (i) performance by any beneficiary under any L/C of that beneficiary's or payee's obligations to any Borrower; or

                  (ii) the form, sufficiency, correctness, genuineness, authority of any person signing, falsification, or the legal effect of, any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

            (h) The Administrative Agent may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

            (i) Unless otherwise agreed to, in the particular instance, the Borrowers hereby authorize the Administrative Agent to (i) select an advising bank, if any; (ii) select a paying bank, if any; and (iii) select a negotiating bank.

            (j) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Administrative Agent shall have discharged its obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). The Administrative Agent does not assume any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

            (k) The Administrative Agent's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

            (l) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Administrative Agent, and the Borrowers, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

            (m) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against L/C's heretofore or hereafter caused to be issued by the Administrative Agent or any Lender or with respect to which the Administrative Agent or any Lender has an obligation to lend to fund drawings thereunder; or

                  (ii) impose on Administrative Agent or any Lender any other condition or requirements relating to any such L/C's;

and the result of any event referred to in clause (i) or (ii), above, shall be to increase the cost to such Person of issuing or maintaining any L/C, then, upon demand by such Person and delivery by such Person to the Lead Borrower of a certificate of an officer of such Person describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Person, and the basis for determining such increased costs and their allocation, the Borrowers within five (5) Business Days after receipt of such notice shall pay to such Person, from time to time as specified by such Person, such amounts as shall be sufficient to compensate such Person for such increased cost. The Administrative Agent's or such Lender's determination of costs incurred under clause (m) (i) or (ii) above, shall be conclusive and binding on the Borrowers in the absence of manifest error.

            (n) The obligations of the Borrowers under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                  (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

                  (ii) Any amendment or waiver of, or consent to the departure from, all or any of the above.

                  (iii) The existence of any claim, set-off, defense, or other right which the Borrowers may have at any time against the beneficiary of the L/C.

      3-17. Indemnification. Each Borrower jointly and severally agrees to indemnify the Administrative Agent and each Lender and to hold the Administrative Agent and each Lender (each an "INDEMNIFIED PARTY") harmless from and against any loss, cost or expense (including loss of anticipated profits) that an Indemnified Party may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any LIBOR Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by an Indemnified Party to lenders of funds obtained by it in order to maintain its LIBOR Loans, (b) default by the Borrowers in making a borrowing or conversion after the Lead Borrower has given (or is deemed to have given) a Conversion Request, or (c) the making of any payment of any LIBOR Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto, whether due to voluntary prepayment, payment realized from any guarantor after the occurrence of an Event of Default, or otherwise, including interest or fees payable by an Indemnified Party to lenders of funds obtained by it in order to maintain any such Loans. Such loss shall include, without limitation, an amount calculated as follows:

            (a) First, the Indemnified Party shall determine the amount by which
      (i) the total amount of interest which would have otherwise accrued hereunder on each installment of principal so paid or not borrowed, during the period beginning on the date of such payment or failure to borrow and ending on the date such installment would have been due (the "REEMPLOYMENT PERIOD"), exceeds (ii) the total amount of interest which would accrue, during the Reemployment Period, on any readily marketable bond or other obligation of the United States of America designated by the Indemnified Party in its sole discretion at or about the time of such payment, such bond or other obligation of the United States of America to be in an amount equal (as nearly as may be) to the amount of principal so paid or not borrowed and to have a maturity comparable to the Reemployment Period, and the interest to accrue thereon to take account of amortization of any discount from par or accretion of premium above par at which the same is selling at the time of designation. Each sum amount is hereafter referred to as an "INSTALLMENT AMOUNT".

            (b) Second, each Installment Amount shall be treated as payable as of the date on which the related principal installment would have been payable by the Borrowers had such principal installment not been prepaid or not borrowed.

            (c) Third, the amount to be paid on each such date shall be the present value of the Installment Amount determined by discounting the amount thereof from the date on which such Installment Amount is to be treated as payable, at the same annual interest rate as that payable upon the bond or other obligation of the United States of America designated as aforesaid by the Indemnified Party.

      3-18. Computation of Interest and Fees. Interest and all fees payable on account of the Liabilities shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement or any other Loan Document becomes due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (or prior Business Day in connection with a LIBOR Loan), and such extension shall be included in computing interest in connection with such payment.

      3-19. Overdue Payments. Overdue amounts of principal, fees, costs, expenses and charges under the Loan Documents shall bear interest from and including the due date thereof until paid, payable on demand, at a rate equal to the Base Rate plus Two and 00/100 Percent (2.00%) per annum.

      3-20. Automatic Payment. The Borrowers authorize the Administrative Agent to automatically debit the Borrowers' demand deposit accounts with the Administrative Agent on the Interest Payment Date or such other dates when due for all principal, interest, fees, costs, commissions, service charges and expenses due to the Lenders on account of the Liabilities.

      3-21. Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a) subject any Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, or the Loans (other than taxes based upon or measured by the income or profits of the Lender), or

            (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to the Lender under this Agreement or the other Loan Documents, or

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Lender, or

            (d) impose on any Lender any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loan, or any class of loans or commitments of which any Loan forms a part;

      and the result of any of the foregoing is

                  (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans, or

                  (ii) to reduce the amount of principal, interest or other
            amount payable to any Lender hereunder on account of any of the Loans, or

                  (iii) to require any Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Lender at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or other sum, provided such Lender furnishes the Lead Borrower and the Administrative Agent with a copy of such request together with an explanation therefor and such Lender makes such request consistent with its practices relative to similar borrowers .

      3-22. Capital Adequacy. If any Lender shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements, or the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any of the foregoing imposes or increases a requirement by such Lender to allocate capital resources to the Loans made, or to be made, hereunder, which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such adoption, change or compliance, by any amount deemed by such Lender to be material: (i) such Lender shall promptly after its commercially reasonable determination of such occurrence give notice thereof to the Lead Borrower together with an explanation therefor; and (ii) the Borrowers shall pay to such Lender as an additional fee from time-to-time on demand such amount as the Lender certifies to be the amount that will compensate it for such reduction. In determining such amounts, such Lender may use any reasonable averaging and attribution methods.

      3-23. Lenders' Commitments.(a) The obligations of each Lender are several and not joint. No Lender shall have any obligation to make any Revolving Credit Loan in excess of the lesser of the following:

                  (i) that Lender's Commitment Percentage of the subject Revolving Credit Loan or of Availability,

                  (ii) that Lender's Commitment of the Revolving Credit.

            (b) No Lender shall have any liability to the Borrowers on account of the failure of any other Lender to provide any Revolving Credit Loan nor any obligation to make up any shortfall which may be created by such failure.

      3-24. Replacement Lenders.In the event that the Borrowers become obligated to pay additional amounts or increased amounts to, or receive notice from, any Lender pursuant to Section 3-11, 3-21 or 3-22 hereof (an "Affected Lender"), then, unless such Affected Lender has theretofore removed or cured the conditions which resulted in the obligation to pay such additional amounts or increased amounts, and so long as no Event of Default then exists, the Borrowers may, on thirty (30) Business Day's prior written notice from the Lead Borrower to the Administrative Agent and the Affected Lender, cause the Affected Lender to (and such Affected Lender shall) assign without recourse, such Affected Lender's Commitment at such time together with all accrued but unpaid interest and fees to either (x) another Lender willing to accept such assignment, or (y) to an Eligible Assignee, to the extent available, in each instance pursuant to the provisions of Section 17-13 below. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate with the Lead Borrower, without recourse to either such Person, in effectuating the replacement of such Affected Lender under this Section. The exercise by the Borrowers of their rights under this Section shall be at the Borrowers' sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrowers' obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3-21 or 3-22.

ARTICLE 4 - THE TERM LOAN AND THE ACQUISITION TERM LOAN.

      4-1. The Term Loan. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to lend to the Borrowers on the Closing Date such Lender's Commitment Percentage of the term loan facility in the aggregate original principal sum of $8,000,000.00 (the "TERM LOAN") to the Borrowers pursuant to the Borrowers' Term Notes of even date (hereinafter, collectively, the "TERM NOTE") payable to such Lender in a principal amount equal to each such Lender's Commitment Percentage of the Term Loan, in the form of EXHIBIT 4-1, annexed hereto, and repayable with interest as provided herein. In the event that a Term Note is ever lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the subject Lender, subject to such Lender providing a commercially reasonable indemnity in connection therewith. The Term Loan is an amendment and restatement of the Term Loan defined in the Existing Agreement.

      4-2. The Acquisition Term Loan. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to lend to the Borrowers on the Closing Date such Lender's Commitment Percentage of the acquisition term loan facility in the aggregate original principal sum of $55,000,000.00 (the "ACQUISITION TERM LOAN") to the Borrowers pursuant to the Borrowers' Acquisition Term Notes of even date (hereinafter, collectively, the "ACQUISITION TERM NOTE") payable to such Lender in a principal amount equal to each such Lender's Commitment Percentage of the Acquisition Term Loan, in the form of EXHIBIT 4-2, annexed hereto, and repayable with interest as provided herein. Neither the original nor a copy of any Acquisition Term Note shall be required, however, to establish or prove any Liability on account thereof. In the event that an Acquisition Term Note is ever lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the subject Lender, subject to such Lender providing a commercially reasonable indemnity in connection therewith. The proceeds of the Acquisition Term Loan shall be used to fund the Impact Acquisition.

      4-3. Interest Payments on Term Loan and the Acquisition Term Loan(a) At the Lead Borrower's option and in accordance with the terms of this Agreement, each of the Term Loan and the Acquisition Term Loan shall bear interest at the Base Rate or the LIBOR Rate, as specified from time to time by the Lead Borrower in the Renewal/Conversion Notice with respect to any portion of the Term Loan or the Acquisition Loan or as otherwise provided in this Agreement.

            (b) Interest on the Term Loan and the Acquisition Term Loan shall be payable in arrears on the applicable Interest Payment Date for that Loan and on the Termination Date.

            (c) Following the occurrence and during the continuance of any Event of Default (and whether or not the Lenders exercise their rights on account thereof), upon notice from the Administrative Agent to the Lead Borrower, the outstanding principal balance of each of the Term Loan and the Acquisition Term Loan shall bear interest at a rate per annum equal to the Base Rate plus Two and 00/100 Percent (2.00%) per annum.

      4-4. Principal Payments on the Term Loan and the Acquisition Term Loan(a) The Borrowers shall repay the outstanding principal balance of each of the Term Loan and the Acquisition Term Loan as follows:

                  (i) Term Loan: Each of the Borrowers jointly and severally promises to pay to the Administrative Agent, for the pro-rata accounts of the Lenders, the principal amount of the Term Loan, in equal consecutive quarterly installments of $125,000.00 each, such quarterly installments to be due and payable on August 1st, November 1st, February 1st and May 1st of each calendar year, commencing on November 1, 2004. Each of the Borrowers further agrees to pay to the Administrative Agent, for the pro-rata accounts of the Lenders, interest on the unpaid principal amount of the Term Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum and on the dates set forth in Section 4.3 above.

            On the Maturity Date for the Term Loan (or such earlier date on which the Term Loan becomes due and payable pursuant to Article 12 below), the entire outstanding balance of the Term Loan (including without limitation, all unpaid principal, all accrued but unpaid interest and all unpaid fees, charges, costs and expenses) shall be immediately due and payable in full.

            The Borrower acknowledges that the original twenty (20) year schedule provided for in the Existing Agreement (and continued herein) for the periodic payment of unpaid principal of the Term Loan is longer than the time which will elapse until the Maturity Date for the Term Loan, and that a substantial balance or "balloon" payment of principal may be required on the Maturity Date for the Term Loan.

                  (ii) Acquisition Term Loan: Each of the Borrowers jointly and severally promises to pay to the Administrative Agent, for the pro-rata accounts of the Lenders, the principal amount of the Acquisition Term Loan, in equal consecutive quarterly installments of $1,964,286.00 each (except that the payment due on November 1, 2004 shall be in the amount of $1,309,524.00), based upon a seven (7) year amortization schedule, such quarterly installments to be due and payable on August 1st, November 1st, February 1st and May 1st of each calendar year, commencing on November 1, 2004. Each of the Borrowers further agrees to pay to the Administrative Agent, for the pro-rata accounts of the Lenders, interest on the unpaid principal amount of the Acquisition Term Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum and on the dates set forth in Section 4.3 above.

            On the Maturity Date for the Acquisition Term Loan (or such earlier date on which the Acquisition Term Loan becomes due and payable pursuant to Article 12 below), the entire outstanding balance of the Acquisition Term Loan (including without limitation, all unpaid principal, all accrued but unpaid interest and all unpaid fees, charges, costs and expenses) shall be immediately due and payable in full.

            The Borrower acknowledges that the seven (7) year schedule provided herein for the periodic payment of unpaid principal of the Acquisition Term Loan is longer than the time which will elapse until the Maturity Date for the Acquisition Term Loan, and that a substantial balance or "balloon" payment of principal may be required on the Maturity Date for the Acquisition Term Loan.

            (b) In addition to the principal payments required pursuant to subsection (a) above, the Borrowers shall also make the following payments of principal:

                  (i) commencing with the fiscal year ending December 31, 2005, the Borrowers shall pay annually to the Administrative Agent, for the ratable benefit of the Lenders, by no later than February 15 of each year, fifty percent (50%) of its Excess Cash Flow for the most recently completed fiscal year (each an "EXCESS CASH FLOW PAYMENT"). Each such Excess Cash Flow Payment shall be applied as follows:

                        (A) First, to the outstanding principal balance of the
                  Revolving Credit Loans, provided, however, the outstanding principal balance of the Revolving Credit Loans on the last day of the subject fiscal year compared with the outstanding principal balance of the Revolving Credit Loans on the last day of the previous fiscal year does not already reflect such a reduction;

                        (B) Second, to the outstanding principal balance of the
                  Acquisition Term Loan, in inverse order of maturity until the Acquisition Term Loan is paid in full; and

                        (C) Third, to the outstanding principal balance of the
                  Term Loan, in inverse order of maturity until the Term Loan is paid in full.

                        Application of each such Excess Cash Flow Payment shall
                  not postpone or relieve the Borrowers of their obligations to make the scheduled principal payments required by subsection
                  (a) above; and

                  (ii) the Borrowers shall pay the Administrative Agent, for the ratable benefit of the Lenders, the net proceeds of (i) sales of assets not in the ordinary course of business, less reasonable fees and commissions and, as long as no Event of Default then exists, capital gains or other income taxes paid or payable as a result of any such sale or disposition (after taking into account any available tax credits or deductions), (ii) 50 % (100% if an Event of Default then exists) of any equity offerings, (iii) debt issuances (other than, if no Event of Default then exists, in connection with any indebtedness permitted by Section 7-7 or refinancing thereof pursuant to Section 7-7(d), and (iv) casualty and condemnation proceeds (except to the extent utilized to replace or repair the property subject to the casualty as long as no Event of Default then exists). Such net proceeds will be applied first to the outstanding principal balance under Term Loan and the Acquisition Term Loan, on a pro-rata basis, in inverse order of maturity until the Term Loan and the Acquisition Term Loan are paid in full, and thereafter, to all accrued and unpaid interest and then outstanding principal due under the Revolving Credit. Application of each such payments required hereunder shall not postpone or relieve the Borrowers of their obligations to make the scheduled principal payments required by subsection (a) above.

            (c) The Borrowers may prepay all or any portion of each of the Term Loan and/or the Acquisition Term Loan without premium or penalty as provided for in Section 3-12, except for any amounts required to be paid pursuant to Section 3-17. No such prepayment shall postpone or relieve the Borrowers of their obligations to make the scheduled principal payments required by subsection (a) above. No amount repaid under either of the Term Loan or the Acquisition Term Loan may be re-borrowed.

      4-5. Term Loan Advances. Each of the Term Loan and the Acquisition Term Loan shall be fully funded on the Closing Date, and no further advances shall be made under either of the Term Loan or the Acquisition Term Loan.

      4-6. Administrative Agent's Records. The entries on the records of the Administrative Agent concerning the Term Loan and the Acquisition Term Loan shall be prima facie evidence of the aggregate principal amount outstanding thereunder and interest accrued thereon. Any statement rendered by the Administrative Agent to the Lead Borrower concerning the Term Loan and/or the Acquisition Term Loan shall be considered correct and accepted by the Borrowers and shall be conclusively binding upon the Borrowers unless the Lead Borrower provides the Administrative Agent with written objection thereto within sixty
(60) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection.

      4-7. Interest Rate Protection. The Administrative Agent shall endeavor to, and any Lender may also, offer interest rate protection agreements to the Borrowers on the terms and conditions generally offered by the Administrative Agent or such Lender, as the case may be, to its other similarly situated borrowers. Any such interest rate protection agreements shall be collaterally assigned to the Administrative Agent, for the ratable benefit of the Lenders unless and until the Collateral Release Event occurs.

ARTICLE 5 - COLLATERAL SECURITY AND GUARANTIES.

      5-1. Security of Borrowers.

            (a) All of the Liabilities are to be secured by a perfected first priority Collateral Interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrowers and all Subsidiaries of the Borrowers, whether now owned or hereafter acquired, including the Real Estate, and any capital stock or other equity interests or Investment Property owned by any Borrower (collectively, the "COLLATERAL").

            (b) The Liabilities shall also be guaranteed pursuant to the terms of the Guaranty executed and delivered by each of the Borrowers.

      5-2. Assignment of Claims Compliance Event. Upon either (a) the occurrence and continuance of any Event of Default, or (b)(x) the occurrence and continuance of any of the following events described in either clauses (i) or
(ii) below (such events are hereinafter sometimes referred to as an "ASSIGNMENT OF CLAIMS COMPLIANCE EVENT"), and (y) the delivery of written notice by the Administrative Agent to the Lead Borrower) that an Assignment of Claims Compliance Event has occurred, then the Borrowers shall, at the Borrowers' cost and expense, promptly execute and deliver to the Administrative Agent such documentation as shall be required, together with such documentation which the Administrative Agent's counsel shall prepare and deliver to the Lead Borrower, and take all such actions as the Administrative Agent may reasonably request in order to comply with the Assignment of Claims Act with respect to all existing and thereafter arising Government Contracts which are subject of the Collateral Interest granted in favor of the Administrative Agent for the ratable benefit of the Lenders pursuant to the Security Documents:

                  (i) At any time, the Borrowers permit their ratio of Borrowers' Consolidated Total Funded Indebtedness to the Borrowers' Consolidated trailing four quarter EBITDA (tested on a pro forma basis in connection with contemplated acquisitions) to be greater than the following amounts during the following time periods:

           TIME PERIOD               MAXIMUM RATIO
           -----------               -------------
Closing Date through and including
December 31, 2004                    3.25 to 1.00

January 1, 2005 through and
including June 30, 2005              3.00 to 1.00

July 1, 2005 through and including
December 31, 2005                    2.50 to 1.00

January 1, 2006 and thereafter       2.00 to 1.00

                  (ii) At any time, the ratio of the Borrowers' Consolidated Operating Cash flow to Borrowers' Total Debt Service, calculated on a rolling four (4) fiscal quarter basis, is less than following, during the following time periods:

            TIME PERIOD                    MINIMUM RATIO
            -----------                    -------------
Closing Date through and including
December 31, 2005                           1.50 to 1.00

January 1, 2006 and thereafter              2.00 to 1.00

      Upon the occurrence of a Assignment of Claims Compliance Event, the Borrowers jointly and severally agree to take any action and to execute and deliver all documentation reasonably requested by the Administrative Agent in order to allow the Administrative Agent to (i) provide notice of its security interest in and right to payment under all Government Contracts (other than Government Contracts which are classified or otherwise prohibit assignment), and
(ii) otherwise comply in all respects with the requirements of the Assignment of Claims Act. In connection therewith, the Borrowers shall promptly notify the Administrative Agent of any Government Contract entered into by any Borrower and provide a detailed description of such contractual arrangement sufficient to allow the Administrative Agent to comply in all respects with the requirements of the Assignment of Claims Act. In addition, the Borrowers shall, at the Borrowers' cost and expense, execute and deliver to the Administrative Agent such additional documents, instruments or agreements as the Administrative Agent may reasonably require (including such document, instrument or agreement which the Administrative Agent's counsel shall prepare) to effectuate the foregoing. The failure to provide to the Administrative Agent any such additional documents, instruments or agreements within thirty (30) days after the Administrative Agent's request shall constitute an immediate Event of Default hereunder.

      5-3. Collateral Release Event. Notwithstanding the provisions of Section 5-1 and 5-2, above, the Administrative Agent and the Lenders hereby agree that upon the determination by the Administrative Agent that the Borrowers have satisfied all of the following conditions (collectively, the "COLLATERAL RELEASE EVENT"), which determination shall be made promptly by the Administrative Agent exercising its commercially reasonable discretion, the Collateral Interests, except for the Mortgage, shall be deemed released:

            (a) The Administrative Agent shall have received the financial statements for the Borrowers' fiscal year ending December 31, 2005, which are required to be delivered pursuant to Section 11-4(a) hereof, which financial statements shall reflect that, (x) the consummation of the Impact Acquisition shall not have resulted in a Material Adverse Change to the Borrowers when compared to the financial condition of the Borrowers, on a Consolidated basis, as of the Closing Date, and (y) the business operations of the Borrowers have performed within, or in excess of, ninety percent (90%) of projected contract revenues and ninety percent (90%) of projected EBITDA for such fiscal year, based upon the annual financial projections for such fiscal year which the Lead Borrower has provided to the Administrative Agent and which are entitled "Statement of Projections, dated as of August 18, 2004";

            (b) The Leverage Ratio for the Borrowers' fiscal year ending December 31, 2005, based upon the financial statements which are required to be delivered pursuant to Section 11-4(a) hereof, is less than 2.00 to 1.00;

            (c) No Suspension Event then exists.

      The Collateral Release Event shall not be deemed effective until the Administrative Agent has notified the Lead Borrower in writing that the Borrowers have satisfied the conditions set forth above; provided, however, the Administrative Agent shall promptly provide the Lead Borrower with such notification if the Borrowers have in fact satisfied such conditions.

      To effectuate the foregoing termination and release, the Administrative Agent will promptly execute and deliver to the Lead Borrower (or its counsel), at the Borrowers' expense, any and all releases, UCC-3 termination statements and other documents and instruments which the Lead Borrower (or its counsel) may prepare and deliver to the Administrative Agent and its counsel, and which are reasonably necessary and appropriate in order to terminate of record the Collateral Interest granted to the Administrative Agent in all of the Collateral (other than the Collateral Interest granted to the Administrative Agent pursuant to the Mortgage).

ARTICLE 6 - CONDITIONS PRECEDENT.

      Precedent to the effectiveness of this Agreement, the establishment of the financing arrangements contemplated hereby, the making of the first loan under the Revolving Credit and the amendment and restatement of the Term Loan and the funding of the Acquisition Term Loan, the documents respectively described in Sections 6-1 through and including 6-11 each in form and substance satisfactory to the Administrative Agent shall have been delivered to the

Administrative Agent, and the conditions respectively described in Sections 6-13 through and including 6-17, shall have been satisfied:

      6-1. Corporate Due Diligence.

            (a) Certificates of corporate good standing issued by the respective Secretary of State of the Borrowers' state of organization.

            (b) A Certificate of each Borrower's Assistant Clerk of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

      6-2. Opinion. An opinion of counsel to the Borrowers in form and substance satisfactory to the Administrative Agent.

      6-3. Officers' Certificates. A Certificate executed by the President and the Treasurer of each Borrower and stating that, among other things, the representations and warranties made by such Borrower to the Administrative Agent and the Lenders in the Loan Documents are true and complete as of the date of such Certificate, that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default, and that certain provisions of this Agreement concerning the waiver of jury trial, the designation of and submission to the exclusive jurisdiction and venue of certain courts, and other various waivers and indemnifications have brought to such Borrower's attention.

      6-4. Guaranties. The Administrative Agent shall have received unlimited guaranties in form and substance acceptable to the Administrative Agent wherein each Borrower shall unconditionally guaranty all Liabilities of the other Borrowers to the Administrative Agent and each Lender.

      6-5. Collateral Interests. The Administrative Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements required by law or reasonably requested by the Administrative Agent to be filed, registered, published or recorded to create or perfect the first priority Encumbrances in favor of the Administrative Agent intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered, published or recorded to the satisfaction of the Administrative Agent and an endorsement to the title insurance policy insuring the Mortgage shall have been issued in form and substance reasonably satisfactory to the Administrative Agent.

      6-6. Perfection Certificates and UCC Search Results. The Administrative Agent shall have received from each of the Borrowers a completed and fully executed perfection certificate and the results of UCC searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral in form and substance reasonably satisfactory to the Administrative Agent.

      6-7. Consents and Approvals. All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the.

Administrative Agent.6-8. All Fees and Expenses Paid All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Administrative Agent in connection with the establishment of the credit facilities contemplated hereby (including the reasonable fees and expenses of counsel to the Administrative Agent) shall have been paid in full.

      6-9. Lockbox. The lockbox and account control agreements required under
Section 7-3 below.

      6-10. Additional Documents. Such additional instruments and documents as the Administrative Agent or their counsel reasonably may require or request.

      6-11. Consummation of Impact Acquisition. The Impact Acquisition shall have been consummated to the satisfaction of the Administrative Agent and the Lead Borrower shall have provided the Administrative Agent with copies of the final executed Acquisition Documentation, with all schedules and exhibits thereto.

      6-12. Evidence of Dissolution of Subsidiaries. The Lead Borrower shall have provided the Administrative Agent with certificates from the Massachusetts Secretary of State which shall confirm that each of the following Subsidiaries have been dissolved: (a) Dynamics Research Investment Corporation, (b) DRC Encoder, Inc., (c) DRC Metrigraphics, Inc., (d) DRC Software, Inc., and (e) DRC Telecom, Inc.

      6-13. No Defaults under Applicable law or Material Agreements. The consummation of the transactions contemplated hereby shall not (a) violate any Requirement of Law or (b) conflict with, or result in a default or event of default under, any material agreement of any Borrower.

      6-14. No Litigation. Except as noted on EXHIBIT 6-17, there shall not exist any litigation or other proceedings the result of which would have a Material Adverse Change.

      6-15. Representations and Warranties. Each of the representations made by or on behalf of any Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by any or on behalf of any Borrower shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

      6-16. No Suspension Event. No Suspension Event shall then exist.

      6-17. No Adverse Change. Except as noted on EXHIBIT 6-17, no event shall have occurred or failed to occur, which occurrence or failure had or could reasonably be expected to have a materially adverse effect upon the Borrowers' financial condition, operating results, or cash flows from the Borrowers' financial condition at June 30, 2004.

ARTICLE 7 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

      To induce the Administrative Agent and the Lenders to establish the loan arrangement contemplated herein and to make Loans and advances and to provide financial accommodations under the Revolving Credit (each of which Loans shall be deemed to have been made in reliance thereupon), and to amend and restate the Term Loan, and to make the Acquisition Loan, the Borrowers, in addition to all other representations, warranties, and covenants made by the Borrowers in any other Loan Document, make those representations, warranties, and covenants included in this Agreement.

      7-1. Payment and Performance of Liabilities. The Borrowers shall pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

      7-2. Due Organization - Corporate Authorization - No Conflicts.

            (a) Each Borrower presently is and shall hereafter remain in good standing as a corporation, or limited liability company, as the case may be, in the State referenced in the Preamble hereto and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of such Borrower's assets or operation of such Borrower's business, such qualification may be necessary, except for such States in which failure to be so qualified and in good standing would not result in a Material Adverse Change.

            (b) Each Subsidiary is listed on EXHIBIT 7-2, annexed hereto. Each Subsidiary is and shall hereafter remain in good standing in the State in which incorporated and is and shall hereafter remain duly qualified in each other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification may be necessary, except for such States in which failure to be so qualified and in good standing would not result in a Material Adverse Change. The Borrowers shall provide the Administrative Agent with prior written notice of any entity's becoming or ceasing to be a Subsidiary.

            (c) Each Borrower has all requisite corporate power and authority to execute and deliver to the Administrative Agent all and singular the Loan Documents to which such Borrower is a party and has and will hereafter retain all requisite corporate power to perform all and singular the Liabilities.

            (d) The execution and delivery by each Borrower of each Loan Document to which it is a party; each Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security and mortgage interests by such Borrower as contemplated hereby) ; and each Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                  (i) Have been duly authorized by all necessary corporate action.

                  (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of such Borrower.

                  (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of any Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

            (e) The Loan Documents have been duly executed and delivered by each Borrower party thereto and are the legal, valid and binding obligations of each Borrower party thereto, enforceable against each Borrower party thereto in accordance with their respective terms.

      7-3. Maintain Accounts. To permit the Administrative Agent to monitor the Borrowers' financial performance and condition, each Borrower shall maintain all of such Borrower's depository accounts with any of the Lenders or other depository institutions disclosed to, and reasonably acceptable to the Administrative Agent, with all significant deposits to be maintained with any Lender; provided, however, for a period of six (6) months commencing on the date hereof, the foregoing requirement shall not apply to those existing depository accounts of Impact which during such period, the Borrowers will, in good faith, work diligently to transfer to any of the Lenders (or another depository institutions disclosed to, and reasonably acceptable to the Administrative Agent); provided further, however, the aggregate outstanding principal balance of any such existing depository accounts shall not exceed $500,000.00, at any time. Upon the occurrence of an Event of Default which continues uncured or waived, all third party depository accounts shall be transferred to, maintained with, and controlled by the Administrative Agent. Any amounts not deposited directly with the Lenders and received by any third party institution during any transition shall be transferred on a daily basis to an account established and controlled by the Administrative Agent.

      7-4. Trade Names.

            (a) The conduct by any Borrower of such Borrower's business does not infringe on the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person, that could result in a Material Adverse Change.

            (b) Each Borrower owns and possesses, or has the right to use all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for such Borrower's conduct of its business.

      7-5. Locations. The Collateral, and the books, records, and papers of the Borrowers pertaining thereto, are kept and maintained solely at the chief executive offices of the Borrowers stated in the Preamble of this Agreement, and at those locations which are listed on EXHIBIT 7-5, annexed hereto, which
EXHIBIT includes all service bureaus with which any such records are maintained and the names and addresses of each of the Borrower's landlords. So long the Collateral Release Event has not occurred, the Borrowers shall not remove any of the books, records, and papers of the Borrowers pertaining to the Collateral from said chief executive offices or those locations listed on EXHIBIT 7-5.

      7-6. Title to Collateral. Each Borrower is, and shall hereafter remain, the owner of all of its present and future assets free and clear of all Encumbrances, other than the following ("PERMITTED LIENS"):

            (a) the mortgages and security interests (including Capital Leases) referred to in EXHIBIT 7-6 attached hereto, or any renewal, extension or refunding of any such mortgage or security interest in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding;

            (b) liens for taxes and other amounts not yet delinquent or being contested in good faith as provided in Section 7-13; liens in connection with workmen's compensation, unemployment insurance or other social security obligations; liens securing the performance of bids or performance bonds, tenders, contracts, leases, statutory obligations, surety and appeal bonds, liens to secure progress or partial payments and other liens of like nature arising in the ordinary course of business; mechanics', workmen's, materialmen's, carrier's, warehousemen's, or other like liens arising in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith; and other liens or encumbrances incidental to the conduct of the business of any Borrower or any Subsidiary or to the ownership of their respective properties or assets, which were not incurred in connection with the borrowing of money or the obtaining of credit and which do not, individually or in the aggregate, materially detract from the value of the properties or assets of the Borrowers and their Subsidiaries or materially affect the use thereof in the operation of their business;

            (c) Encumbrances in the nature of (i) zoning restrictions, (ii) easements, (iii) restrictions of record on the use of real property, (iv) landlords' and lessors' encumbrances on rented premises and (v) restrictions on transfers or assignments of leases, which in each case do not, individually or in the aggregate, materially detract from the value of the encumbered property or impair the use thereof in the business of any Borrower or any Subsidiary;

            (d) Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by Section 7-7(j);

            (e) Restrictions under federal and state securities laws on the transfer of securities;

            (f) Restrictions under foreign trade regulations, other governmental rules and regulations, and subcontracts on the transfer or licensing of certain assets of the Borrowers and their Subsidiaries;

            (g) Liens and security interests granted to third parties in connection with purchase money security interest or leases to secure amounts not to exceed $1,500,000 in the aggregate at any time outstanding; and

            (h) Liens and security interests granted to the Administrative Agent and the Lenders under the Loan Documents.

      7-7. Indebtedness. The Borrowers do not and shall not hereafter have any Indebtedness with the exceptions of:

            (a) Indebtedness to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents;

            (b) Indebtedness existing as of the Closing Date of any wholly-owned Subsidiary to a Borrower or any other wholly-owned Subsidiary and of a Borrower to any wholly-owned Subsidiary; provided, however, that (i) all moneys due from a Borrower to any Subsidiary which is not a Borrower will be expressly constituted as a Subordinated Debt and (ii) no Borrower shall repay any such moneys due to any Subsidiary at any time unless no Event of Default exists and no event which, with the giving of notice or lapse of time or both, would constitute an Event of Default exists or will exist after such repayment;

            (c) Current liabilities of a Borrower or any Subsidiary (other than for borrowed money) incurred in the ordinary course of its business and in accordance with customary trade practices;

            (d) Existing Indebtedness of a Borrower or any Subsidiary referred to in EXHIBIT 7-7 attached hereto, and renewals and extensions thereof, provided that (i) the aggregate principal amount of such Indebtedness is not at any time increased, (ii) no material terms applicable to such Indebtedness shall be more favorable to the renewal or extension lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof and (iii) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such renewal or extension;

            (e) Indebtedness of a Borrower or any Subsidiary secured by Permitted Liens;

            (f) Indebtedness of a Borrower or any Subsidiary in respect of guarantees to the extent the underlying Indebtedness is permitted by this
      Section 7-7; and

            (g) Subordinated Debt;

            (h) Unfunded pension and benefit liabilities so long as each Borrower is in compliance with Section 7-15, provided that the Lead Borrower's excess of the present value of accrued pension benefits over the value of plan assets shall not exceed $10,000,000 as determined under the plan's assumptions for funding purposes.

            (i) To the extent payment thereof shall not at the time be required by Section 7-13, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, material and supplies;

            (j) Indebtedness in respect of judgments or awards (i) which have been in force for less than the applicable appeal period or (ii) in respect to which any Borrower or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review, and in each case such Borrower or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP;

            (k) Indebtedness in respect of deferred taxes arising in the ordinary course of business; and

            (l) Any other unsecured Indebtedness in an amount not to exceed $ 1,000,000, in the aggregate at any time outstanding.

      7-8. Insurance Policies.

            (a) EXHIBIT 7-8, annexed hereto, is a schedule of all insurance policies owned by any Borrower or under which any Borrower is the named insured. Each of such policies is in full force and effect. Neither any Borrower nor, to the knowledge of the Borrowers, the issuer of any such policy is in default or violation of any such policy.

            (b) Each Borrower will maintain or cause to be maintained on all insurable properties now or hereafter owned by such Borrower or any Subsidiary insurance against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses and will maintain or cause to be maintained public liability and workmen's compensation insurance insuring such Borrower and its Subsidiaries to the extent customary with respect to companies conducting similar businesses and, upon request, will furnish to the Administrative Agent satisfactory evidence of the same. In the event of the failure by any Borrower to maintain insurance as required herein, the Administrative Agent, at its option, may obtain such insurance at the cost and expense of the Borrowers. Each Borrower shall furnish to the Administrative Agent certificates or other evidence reasonably satisfactory to the Administrative Agent regarding compliance by such Borrower with the foregoing insurance provisions.

            (c) All insurance carried by any Borrower shall name the Administrative Agent as additional insured and as additional loss payee and shall provide for a minimum of thirty (30) days' written notice of cancellation to the Administrative Agent. Upon the occurrence of the Collateral Release Event, this clause (c) of Section 7-8 shall immediately and automatically terminate and shall have no further force or effect with respect to the Collateral, except for the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to the Mortgage.

            (d) Each Borrower shall advise the Administrative Agent of each material claim made by such Borrower under any policy of insurance which covers the Collateral (except for claims with respect to the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to the Mortgage, which claims are governed by Section 4-2 of the Mortgage) and will permit the Administrative Agent, at the Administrative Agent's option in each instance, to the exclusion of such Borrower, to conduct the adjustment of each such claim while any Event of Default is then in existence, and so long as the Collateral Release Event has not occurred.

            (e) Each Borrower hereby appoints the Administrative Agent as such Borrower's attorney in fact, exercisable (x) so long as the Collateral Release Event has not occurred, and (y) after the occurrence of an Event of Default, to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Administrative Agent any and all drafts and other instruments with respect to such insurance, in each case during the continuance of any Event of Default. Such appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Administrative Agent. The Administrative Agent shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct, gross negligence or bad faith. The Administrative Agent may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Administrative Agent may determine. Upon the occurrence of the Collateral Release Event, this clause (e) of Section 7-8 shall immediately and automatically terminate and shall have no further force or effect with respect to the Collateral, except for the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to the Mortgage.

      7-9. Licenses. EXHIBIT 7-9, annexed hereto, is a schedule of all material license, distributor, franchise, and similar agreements issued to, or to which any Borrower is a party. Each of such agreements is in full force and effect. Neither any Borrower nor, to the knowledge of the Borrowers, any other party to any such agreement is in material default or violation of any such agreement and no Borrower has received any notice or threat of cancellation of any such agreement.

      7-10. Leases. EXHIBIT 7-10, annexed hereto, is a schedule of all presently effective Leases and Capital Leases having an outstanding amount due in excess of $100,000. Each of such Leases and Capital Leases is in full force and effect. Neither any Borrower nor, to the knowledge of the Borrowers, any other party to any such Lease or Capital Lease is in material default or violation of any such Lease or Capital Lease and no Borrower has received any notice or threat of cancellation of any such Lease or Capital Lease. Each Borrower hereby authorizes the Administrative Agent at any time and from time to time after the occurrence and during the continuance of any Event of Default to contact any of the Borrowers' landlords in order to confirm each Borrower's continued compliance with the terms and conditions of any Lease between such Borrower and that landlord and to discuss such issues, concerning such Borrower's occupancy under such Lease, as the Administrative Agent may determine. Borrower further represents that the aggregate amount due under all other present Leases and Capital Leases not set forth in EXHIBIT 7-10 does not exceed $500,000.

      7-11. Requirements of Law. Except as set forth on EXHIBIT 7-11, each Borrower is in material compliance with, and shall hereafter comply with and use its assets in material compliance with, all Requirements of Law. No Borrower has received any notice of any material violation of any Requirement of Law which material violation has not been cured or otherwise remedied.

      7-12. Maintain Properties. Each Borrower shall:

            (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

            (b) Not suffer or cause the waste or destruction of any material part of the Collateral.

            (c) Not use any of the Collateral in violation of any policy of insurance thereon.

            (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than as set forth in Section 7-22.

      7-13. Pay Taxes.

            (a) Except as set forth in EXHIBIT 7-13, to the best of the Borrower's knowledge, there are no examinations of or with respect to any Borrower presently being conducted by the Internal Revenue Service or any state taxing authority.

            (b) Except as set forth in EXHIBIT 7-13 and except as would not be material, each Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against such Borrower or the Collateral by any Person whose claim could result in an Encumbrance upon any asset of such Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon such Borrower by reason of withholding from employees' pay; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by such Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom each Borrower is obligated to so file, provided that neither any Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such Borrower or such Subsidiary, as the case may be, shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed appropriate by such Borrower and its independent public accountants.

            (c) Except as set forth in EXHIBIT 7-13, subject to the Borrowers' rights under subsection (b) above, in the event of the failure by any Borrower to comply with subsection (b) above, the Administrative Agent, at its option, may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon such Borrower or the Collateral by any Person or governmental authority, and make any contributions or other payments on account of any Borrower's Employee Benefit Plan as the Administrative Agent, in the Administrative Agent's reasonable discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Administrative Agent's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by such Borrower's failure to have made such payment..

      7-14. No Margin Stock. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U. and X. of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing from any Lender will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

      7-15. ERISA. Neither any Borrower nor any ERISA Affiliate shall:

            (a) Materially violate or fail to be in material compliance with the terms of any Borrower's Employee Benefit Plan.

            (b) Fail timely to file all material reports and filings required by ERISA to be filed by any Borrower that may result in material liability to any Borrower.

            (c) Engage in any non-exempt "prohibited transactions" or any "reportable events" for which reportable events notice to the Pension Benefit Guaranty Corporation is not waived pursuant to regulations (respectively as described in ERISA).

            (d) Engage in, or commit, any act such that a material tax or penalty could be imposed upon any Borrower on account thereof pursuant to ERISA.

            (e) Accumulate any material funding deficiency within the meaning of ERISA, except to the extent permitted by Section 7-7(h).

            (f) Terminate any Employee Benefit Plan such that a lien in any material amount could be asserted against any material assets of any Borrower on account thereof pursuant to ERISA

            (g) Be a member of, contribute to, or have any material obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA that subjects it to a material potential withdrawal liability under Title IV of ERISA.

      7-16. Hazardous Materials.

            (a) Except as set forth on EXHIBIT 7-16, no Borrower has: (i) been legally responsible for any release or threat of release of any Hazardous Material or (ii) received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by any Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

            (b) Each Borrower shall: (i) dispose of any Hazardous Material only in compliance with all Environmental Laws and (ii) not store on any site or vessel occupied or operated by any Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of any Borrower's business and is in compliance with all Environmental Laws.

            (c) Each Borrower shall provide the Administrative Agent with written notice upon such Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss any Borrower may be liable.

      7-17. Litigation. Except as set forth on EXHIBIT 7-17, there is not presently pending or threatened by or against any Borrower any suit, action, proceeding, or investigation which, if determined adversely to such Borrower, would result in a Material Adverse Change upon the Borrowers' financial condition, taken as a whole, or ability to conduct their business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

      7-18. Dividends, etc. None of the Borrowers will pay any cash dividend or make any other distribution other than stock dividends in respect of any class of such Borrower's capital stock, except for distributions by any Borrower to the Lead Borrower and, provided no Event of Default is then existing and would not exist after giving effect to any contemplated redemption, the periodic redemption of stock consistent with past practices and in no event to exceed the lesser of (i) 25% of the Borrowers' Consolidated trailing four quarter EBITDA in any fiscal year, or (ii) the difference between Consolidated Operating Cash Flow and Total Debt Service in any fiscal year.

      7-19. Guarantees and Investments. None of the Borrowers will, nor will any Borrower permit any Subsidiary to, make or permit to remain outstanding any loan or advance to, or guarantee or endorse (except as a result of endorsing negotiable instruments for deposit or collection in the ordinary course of business) or otherwise assume or remain liable with respect to any obligation of, or make or own any investment in, or acquire (except in the ordinary course of business) the properties or assets of, any Person, except:

            (a) Extensions of credit by a Borrower or any Subsidiary in the ordinary course of business in accordance with customary trade practices (including the acceptance of promissory notes in respect of delinquent Accounts);

            (b) The presently outstanding Investments, loans and advances, if any, and the presently existing guarantees, if any, of any Borrower and its Subsidiaries all to the extent set forth on EXHIBIT 7-19 attached hereto; provided however, notwithstanding any provision contained in this Agreement to the contrary, it is hereby agreed that the Lead Borrower may, at any time, transfer, assign or otherwise contribute to its 401(k) profit sharing plan any or all of the Telica/Lucent Shares (as defined in EXHIBIT 7-19);

            (c) Direct obligations of the United States of America or any department or agency thereof maturing not more than one year from the date of acquisition thereof;

            (d) Certificates of deposit, repurchase agreements, time deposits (including sweep accounts), demand deposits, bankers' acceptances, money market deposits or other similar types of Investments maturing not more than one year from the date of acquisition thereof and evidencing direct obligations of any Lender or any lender within the United States of America having capital surplus and undivided profits in excess of $50,000,000;

            (e) Investments in commercial paper maturing within ninety (90) days from the date of acquisition thereof and having, at such date of acquisition, rated at least P-1 by Moody's or A-1 by S&P, or carrying an equivalent rating by a nationally recognized rating agency ;

            (f) Any mutual fund or other pooled investment vehicle which invests principally in obligations described in subparagraphs (c), (d) or (e) above and having, at the date of investment in such fund or vehicle, one of the two highest credit ratings from Moody's or S&P;

            (g) Equity investments by any Borrower's wholly-owned Subsidiaries in any other wholly-owned Subsidiary and of a Borrower in any of its wholly-owned Subsidiaries;

            (h) Guaranties by a Borrower of the other Borrowers' Indebtedness pursuant to the Revolving Credit Loans, the Term Loan and the Acquisition Term Loan;

            (i) Guarantees by a Borrower of Indebtedness and other obligations incurred by Subsidiaries to the extent permitted by Section 7-7;

            (j) Capital Expenditures to the extent permitted by Section 7-29;

            (k) Guarantees by any Borrower of any of the other Liabilities;

            (l) Any new Capital Leases permitted under Section 7-20;

            (m) Mergers or consolidations permitted under Section 7-21:

            (n) Any Investment relating to any deferred portion of the purchase price in connection with a permitted sale;

            (o) Permitted Acquisitions; and

            (p) Any other Investments or Guarantees in an amount not to exceed $2,000,000 in the aggregate outstanding at any time,

            provided, however, if after giving effect to any of the foregoing, any Borrower or any Subsidiary of any Borrower shall create a Subsidiary, and at such time, the Borrowers shall not have yet satisfied the provisions of Section 5-3, the Lead Borrower shall cause such Subsidiary to execute and deliver to the Administrative Agent and the Lenders such documentation as such Persons may reasonably require to (x) either (i) join this Agreement as a "Borrower", or (ii) execute a guaranty of the Liabilities, (y) amend the Security Agreement to add such Subsidiary as a party thereto, and (z) to otherwise effectuate the intentions of this Agreement and the other Loan Documents.

      7-20. New Leases. None of the Borrowers will, nor will any Borrower permit any Subsidiary to, enter into any Capital Lease, except as permitted below or as otherwise permitted under Sections 7-7 and 7-10. From and after the Closing Date, none of the Borrowers will, and none of the Borrowers will permit any Subsidiary to, enter into any new lease during any fiscal year (including any new Capital Leases, but excluding renewals of any existing leases) as lessee if, immediately after giving effect thereto, the aggregate rental obligations (excluding payments required to be made by the lessee in respect of taxes and insurance whether or not denominated as rent, and excluding payments incurred in connection with a renewal of any existing lease) of all of the Borrowers and their respective Subsidiaries under all such leases entered into during such fiscal year after the Closing Date shall exceed $2,000,000 in the aggregate in such fiscal year; provided, however, that to the extent rental obligations under any lease are reimbursable by such Borrower's customer pursuant to a binding contract between such Borrower and such customer, such rental obligations shall be excluded from the foregoing provision of this sentence.

Upon the reasonable request of the Administrative Agent, the Lead Borrower will obtain a landlord's waiver reasonably acceptable to the Administrative Agent on any existing or new leased location occupied by any Borrower.

      7-21. Mergers and Consolidations. None of the Borrowers will, nor will any Borrower permit any Subsidiary to, enter into any merger or consolidation, except the following:

            (a) Any wholly-owned Subsidiary of a Borrower may merge or be liquidated into a Borrower or any other wholly-owned Subsidiary of a Borrower so long as after giving effect to any such merger to which a Borrower is a party such Borrower shall be the surviving or resulting Person;

            (b) Mergers constituting Investments permitted by Section 7-19(g) so long as after giving effect to any such merger to which a Borrower is a party such Borrower shall be the surviving or resulting Person; and

            (c) Permitted Acquisitions.

      7-22. Sale of Collateral. Except as expressly permitted under Section 7-21, none of the Borrowers will, nor will any Borrower permit any Subsidiary to, sell, lease or otherwise dispose of all or any substantial part of its properties or assets, except the following, each of which may be effected with the prior written consent of the Required Lenders, such consent not to be unreasonably withheld:

            (a) Each Borrower and its Subsidiaries may sell or otherwise dispose assets that are no longer used or useful in the business of the applicable Borrower or Subsidiary, for fair market value that, when aggregated with all other sales and dispositions pursuant to this clause, is in exchange for up to $2,000,000 of gross sales proceeds received by a Borrower, provided, however, that no Borrower shall dispose of any portion of its books and records, regardless of whether a particular asset of property constitutes Collateral, without the prior consent of the Required Lenders; provided further, however, that immediately before and after giving effect to any such disposition, no Event of Default exists. The Required Lenders' consent shall be requested no less than ten (10) days prior to the scheduled closing date of a proposed sale. The Net Proceeds of any sale shall be applied to the Liabilities as follows:

                        (A) First, to the outstanding principal balance of the
                  Revolving Credit Loans;

                        (B) Second, to the outstanding principal balance of the
                  Acquisition Term Loan, in inverse order of maturity until the Acquisition Term Loan is paid in full;

                        (C) Third, to the outstanding principal balance of the
                  Term Loan, in inverse order of maturity until the Term Loan is paid in full.

            Application of the Net Proceeds to the Liabilities shall not postpone or relieve the Borrowers of their obligations to make the scheduled principal payments required by Section 4-4(a), above.

            (b) The Lead Borrower may sell, lease or otherwise transfer any of its properties or assets to any other Borrower, provided that (i) the Borrowers provide a notice thereof to the Administrative Agent prior to each such transfer (which notice shall include a description and a good faith estimate of the fair market value of the property or assets being so transferred and, to the extent applicable, the revenues that were generated by such property or assets in the immediately preceding fiscal year of the Lead Borrower), and (ii) immediately before and after giving effect thereto no Event of Default exists; and

            (c) Each Borrower and its Subsidiaries may license products and intangible assets for fair market value in the ordinary course of business.

      7-23. Protection of Collateral. Upon the occurrence and during the continuance of any Event of Default after notice to the Lead Borrower, the Administrative Agent, at the Administrative Agent's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Administrative Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that Administrative Agent had acted in actual bad faith or in a grossly negligent manner. Each Borrower shall pay to the Administrative Agent, on demand, or the Administrative Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Administrative Agent pursuant to this section. The obligation of the Borrowers to pay such amounts is a Liability.

      7-24. Line of Business. The Borrowers shall not engage in any business other than the business in which they are currently engaged or a business reasonably related thereto.

      7-25. Affiliate Transactions. Except as expressly permitted under Section 7-21, the Borrowers shall not make any payment, nor give any value to any Related Entity except for goods and services actually purchased by a Borrower from, or sold by a Borrower to, such Related Entity for a price which shall

            (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

            (b) not differ from that which would have been charged in an arms length transaction.

      7-26. Additional Assurances. Each Borrower shall execute and deliver to the Administrative Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Administrative Agent may request to carry into effect the provisions and intent of this Agreement; and to comply with all applicable statutes and laws. So long as no Collateral Release Event has occurred, each Borrower shall execute all such instruments as may be required by the Administrative Agent with respect to the recordation and/or perfection of the security interests created herein. A carbon, photographic, or other reproduction of this

Agreement or of any financing statement or other instrument executed pursuant to this Section shall be sufficient for filing to perfect the security interests granted herein.

      7-27. Adequacy of Disclosure.

            (a) All annual and quarterly financial statements of the Borrowers furnished to the Lenders by the Borrowers for any period ending on or after December 31, 2003 have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrowers at the date(s) thereof and the results of operations and cash flows for the period(s) covered, except that quarterly financial statements remain subject to year-end adjustments and the addition of notes. There has been no change in the financial condition, results of operations, or cash flows of the Borrowers since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

            (b) The Borrowers do not have any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrowers' financial statements furnished to the Lenders or has been otherwise disclosed in writing to the Lenders prior to the execution of this Agreement.

            (c) To the best of each Borrower's knowledge, no document, instrument, agreement, or paper (exclusive of projections delivered to the Lenders by the Borrowers in good faith) now or hereafter given the Lenders by or on behalf of the Borrowers or any guarantor of the Liabilities in connection with the Lenders' execution of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. Except as set forth on EXHIBIT 6-17, there is no fact known to any Borrower which has resulted in, or which, in the foreseeable future could result in, a Material Adverse Change on the financial condition of any Borrower or any such guarantor which has not been disclosed in writing to the Lenders.

      7-28. Government Contracts. Each Government Contract is valid, binding and in full force and effect, and, other than as set forth on EXHIBITS 6-17 OR 7-28, there is no event which has occurred or exists, which constitutes or which with notice, the happening of any event and/or the passage of time, would constitute, a default or breach under any Government Contract or would cause the acceleration of any obligation of any party thereto or give rise to any right of termination or cancellation thereof. Except as set forth on EXHIBITS 6-17 OR 7-28, the Borrowers have no reason to believe that the parties to the Government Contracts will not fulfill their obligations thereunder in all material respects.

      7-29. Capital Expenditures. None of the Borrowers will, nor will any Borrower permit any Subsidiary to, make any Capital Expenditures during any fiscal year of the Lead Borrower unless the aggregate amount of all Capital Expenditures committed to be made by all Borrowers and their respective Subsidiaries in such fiscal year does not exceed $7,000,000 in fiscal year 2004, $6,000,000 in fiscal years 2005 and 2006, or $6,500,000 in any fiscal year thereafter.

      7-30. Other Covenants. No Borrower shall indirectly do or cause to be done any act which, if done directly by such Borrower, would breach any covenant contained in this Agreement.

ARTICLE 8 - INTENTIONALLY OMITTED.

ARTICLE 9 - AMENDED AND RESTATED LOAN AGREEMENT.

      This Agreement amends and restates in its entirety that certain Amended and Restated Loan Agreement dated as of June 28, 2002, by and among certain of the Borrowers, the Administrative Agent and others named therein, which in turn amended and restated that certain Loan and Security Agreement dated as of February 10, 2000 by and among certain of the Borrowers, the Administrative Agent and others named therein (collectively, the "EXISTING LOAN AGREEMENT"). On the Closing Date, the rights and obligations of the parties under the Existing Loan Agreement shall be subsumed within and be governed by this Agreement; provided, however, that each of the "Revolving Credit Loans" (as such term is defined in the Existing Loan Agreement) outstanding under the Existing Loan Agreement on the Closing Date shall, for purposes of this Agreement, be included as Revolving Credit Loans hereunder and each of the "L/Cs" (as defined in the Existing Loan Agreement) outstanding under the Existing Loan Agreement on the Closing Date shall be L/Cs hereunder.

ARTICLE 10 - AGENTS AS BORROWER'S ATTORNEY-IN-FACT.

      10-1. Appointment as Attorney-In-Fact. Upon the occurrence and during the continuance of any Event of Default (or after the occurrence of a Assignment of Claims Compliance Event for the purposes of subsection (d), below), and so long as no Collateral Release Event has occurred, each Borrower hereby irrevocably constitutes and appoints the Administrative Agent as each Borrower's true and lawful attorney, with full power of substitution. The rights and powers granted the Administrative Agent by the within appointment include but are not limited to the right and power to:

            (a) Sign change of address forms to change the address to which each Borrower's mail is to be sent to such address as the Administrative Agent shall designate; receive and open each Borrower's mail;

            (b) Endorse the name of any Borrower in favor of the Administrative Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments;

            (c) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Borrower is a beneficiary; and

            (d) After the occurrence of an Assignment of Claims Compliance Event, and whether or not an Event of Default shall have occurred, (i) take such actions as may be necessary to comply with the Assignment of Claims Act in order to perfect or protect the Administrative Agent's security interest in the Government Contracts, and (ii) exercise any additional rights and powers granted to Agents pursuant to the Security Documents.

      10-2. No Obligation to Act. The Administrative Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by
Section 10-1 herein, but if Administrative Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Borrower for any act or omission consistent with its rights and powers under the Loan Documents, to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Administrative Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

      10-3. Collateral Release Event. Upon the occurrence of the Collateral Release Event, this Article and the appointment of the Administrative Agent as such Borrower's attorney in fact shall immediately and automatically terminate and shall have no further force or effect; provided, however, nothing contained in this Section 10-3 shall affect the Administrative Agent's rights pursuant to
Section 7-7 of the Mortgage.

ARTICLE 11 - FINANCIAL AND OTHER REPORTING REQUIREMENTS/ FINANCIAL COVENANTS.

      11-1. Maintain Records. Each Borrower shall:

            (a) Keep proper books of account, in which full, true, and accurate entries shall be made of all of each Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of each Borrower at the close of, and its results of operations for, the quarterly and annual periods or reporting.

            (b) Keep accurate current records of the Collateral in accordance with such Borrower's normal business practices.

            (c) Retain independent certified public accountants who are reasonably satisfactory to the Administrative Agent and instruct such accountants to fully cooperate with, and be available to, the Administrative Agent to discuss such Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent.

            (d) Not change such Borrower's fiscal year.

            (e) Not change such Borrower's taxpayer identification number.

      11-2. Access to Records.

            (a) Each Borrower shall, upon reasonable advance notice, accord the Administrative Agent and the Administrative Agent's representatives with access from time to time as the Administrative Agent and such representatives may require to all properties owned by or over which any Borrower has control, except to the extent such information is classified. The Administrative Agent, and such representatives, shall have the right, and each Borrower will permit the Administrative Agent and such representatives from time to time as the Administrative Agent and such representatives may request, to examine, inspect, copy, and make extracts from any and all of any Borrower's books, records, electronically stored data, papers, and files, except to the extent such information is classified. Each Borrower shall make the Borrowers' copying facilities available to the Administrative Agent and such representatives for reasonable copying of documents.

            (b) Each Borrower hereby authorizes the Administrative Agent and its representatives to inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to any Borrower (except to the extent such information is classified), which information or data is in the possession of any Borrower or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Administrative Agent and its representatives with respect thereto.

      11-3. Prompt Notice to Lender. The Lead Borrower shall provide the Administrative Agent with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

            (a) Any change in any of the Borrower's executive officers or directors.

            (b) Any material change to the terms of any material contract to which any Borrower is a party which could result in a Material Adverse Change in the business, operations, or financial status of any Borrower.

            (c) Any Material Adverse Change in the business, operations, or financial affairs of any Borrower.

            (d) The occurrence of any Assignment of Claims Compliance Event.

            (e) Any litigation which, if determined adversely to any Borrower, might result in a Material Adverse Change on the financial condition of any Borrower.

            (f) The distribution of any materials to the shareholders of any Borrower (qua such shareholders), which notice shall be accompanied by a copy of such filings.

      11-4. Financial Statements, Certificates and Information. Each Borrower will furnish or cause to be furnished to each Lender:

            (a) Within one hundred twenty (120) days after the end of each fiscal year of the Lead Borrower, (i) the consolidated balance sheets of the Lead Borrower and its Subsidiaries as at the end of such year and (ii) the related consolidated statements of income and surplus and cash flow for such year, setting forth in comparative form with respect to such consolidated financial statements figures for the previous fiscal year, all in reasonable detail, together with the opinion thereon of independent public accountants selected by the Lead Borrower and reasonably satisfactory to the Lenders, which opinion shall be in form generally recognized as unqualified and shall state that the financial statements have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes, if any, which shall be specified and approved in such opinion) and that the audit by such accountants in connection with such financial statements referred to above only to the extent that the same are required to be prepared by GAAP or by the Securities and Exchange Commission or by any other applicable regulatory authority;

            (b) Within forty-five (45) days after the end of each of the first three quarterly accounting periods in each fiscal year of the Lead Borrower, (i) the unaudited consolidated balance sheets of the Lead Borrower and its Subsidiaries as at the end of such period, (ii) the related unaudited consolidated statements of income and surplus and cash flows for such period and for the period from the beginning of the current fiscal year to the end of such period, all in reasonable detail and signed by the chief financial officer or treasurer of the Lead Borrower;

            (c) Upon furnishing any financial statement required pursuant to Sections 11-4(a) or 11-4(b) (and monthly upon the failure of the Borrowers to comply with any covenant set forth in Section 5-2 for the purpose of determining the occurrence of an Assignment of Claims Compliance Event), a compliance certificate substantially in the form of EXHIBIT 11-4C attached hereto, in each case (A) as of the last Business Day of the immediately preceding reporting period, and (B) signed by the chief financial officer or treasurer of the Lead Borrower;

            (d) Together with the financial statements delivered pursuant to subparagraph (b) above, a summary of each Borrower's backlog of revenue-generating government contracts as of the date of such financial statements;

            (e) Upon each request for a Loan in connection with a contemplated acquisition, a covenant compliance certificate.

            (f) Promptly, but in not event later than ten (10) days, after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Lead Borrower with the Securities and Exchange Commission (including all form 10Q's and 10K's), or any governmental authority succeeding to any of or all of the functions of said Commission, or with any national securities exchange, or distributed to is shareholders generally, as the case may be (with the exhibits relating thereto to be provided, at the Lead Borrower's expense, upon the request of the Administrative Agent);

            (g) Promptly, but in no event later than ten (10) days, upon their becoming available, copies of any periodic or special reports filed by any Borrower or any Subsidiary with any federal, state or local governmental agency or authority, if such reports indicate any Material Adverse Change in the business, operations, affairs, or condition (financial or otherwise) of the Borrowers and the Subsidiaries, taken as whole, or if copies thereof are requested by the Administrative Agent, and copies of any notices and communications from any federal, state or local governmental agency or authority which specifically relate to a Borrower or any Subsidiary, which could result in a Material Adverse Change;

            (h) Forthwith upon any officer of any Borrower obtaining knowledge of any condition or event which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default, a certificate given by such officer specifying in reasonable detail the nature and period of existence thereof and what action any Borrower has taken or proposes to take with respect thereto;

            (i) Within forty-five (45) days of each fiscal year end of the Lead Borrower, annual financial projections for the next fiscal year; and

            (j) To the extent not prohibited by applicable law, such other information regarding the business, affairs and condition of the Borrowers and their respective Subsidiaries as the Administrative Agent may from time to time reasonably request. To the extent not prohibited by applicable law, each Borrower will permit the Administrative Agent or any Lender to inspect the books and any of the properties or assets of such Borrower and its Subsidiaries at such reasonable times as the Administrative Agent or such Lender, whichever is applicable, may from time to time request. All costs and expenses of the Administrative Agent or any such Lender in connection with or relating to any request made under this Section 11-4 shall, if no Event of Default has occurred and is continuing, be paid by the Administrative Agent or such Lender, whichever is applicable, making such request and, upon the occurrence and during the continuance of an Event of Default, be paid by the Borrowers.

      11-5. Additional Financial Information. In addition to the foregoing, the Borrowers shall promptly, but in no event later than ten (10) days, provide the Administrative Agent with such other and additional information (except to the extent such information is classified) concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including original counterparts of financial reports and statements, as Administrative Agent may from time to time reasonably request from any Borrower, including, without limitation, such information with respect to the status of the pending United States government audit of the Borrowers' Government Contracts.

      11-6. Audits and Appraisals.

            (a) So long as no Assignment of Claims Compliance Event has occurred and/or no Event of Default has occurred and is continuing, the Administrative Agent may, from time to time, conduct commercial finance audits of the Borrowers' books and records (in each event, at the Administrative Agent's expense), such exams to be conducted not more than once during any one (1) consecutive twelve (12) month period. After the occurrence of the Assignment of Claims Compliance Event and/or an Event of Default which is continuing, the Administrative Agent may, from time to time, conduct commercial finance audits of the Borrowers' books and records (in each event, at the Borrowers' expense, but not to exceed $5,000.00 per exam).

            (b) (i) The Administrative Agent, at the expense of the Borrowers, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrowers.

                  (ii) Upon the Administrative Agent's reasonable request from time to time, but no more frequently than annually unless an Event of Default is existing, the Borrowers shall permit the Administrative Agent to obtain appraisals of the Borrowers' assets including, without limitation, the Real Estate, (in all events, at the Borrowers' expense) conducted by such appraisers as are satisfactory to the Administrative Agent.

            (c) The Administrative Agent, at the expense of the Borrowers, may order environmental assessments of the Real Estate at such times as the Administrative Agent may reasonably determine, provided that no more than one such assessment be conducted at Borrowers' expense in any calendar year prior to the occurrence of an Event of Default.

      11-7. Consolidated Operating Cash Flow to Total Debt Service. The Borrowers shall at all times maintain a ratio of Consolidated Operating Cash Flow to Total Debt Service of greater than 1.50 to 1.00 for each fiscal quarter end, calculated on a rolling four (4) fiscal quarter basis, commencing with the fiscal quarter ending as of September 30, 2004.

      11-8. Consolidated Total Net Worth. The Borrowers shall not at any time permit their Consolidated Total Net Worth to be less than that amount which is equal to the aggregate of (i) $55,000,000.00, plus (ii) an amount equal to fifty percent (50%) of the Borrowers' Consolidated Net Income for each fiscal quarter on a cumulative basis with no reduction for loss, plus (iii) an amount equal to seventy-five percent (75%) of the Net Proceeds from (a) any Equity Issuance after the date hereof and/or (b) the incurrence by the Borrowers of any Subordinated Debt after the date hereof, on a cumulative basis, to be tested as of the end of each fiscal quarter of the Lead Borrower, commencing with the fiscal quarter ending as of September 30, 2004.

      11-9. Leverage Ratio. The Borrowers will not at any time permit their ratio of Consolidated Total Funded Indebtedness to the Borrowers' Consolidated trailing four quarter EBITDA (tested on a pro forma basis in connection with contemplated acquisitions) (the "Leverage Ratio") to be greater than (a) 3.50 to
1.00 from the Closing Date through and including December 30, 2004, (b) 3.00 to
1.00 from December 31, 2004 through and including December 30, 2005, (c) 2.00 to
1.00 from December 31, 2005 through and including December 30, 2006, and (d)
1.50 to 1.00 thereafter, which ratio shall be tested as of the end of each fiscal quarter, commencing with the fiscal quarter ending as of September 30, 2004.

      11-10. Net Profit. The Borrowers shall earn a Consolidated minimum net profit, as determined in accordance with GAAP, of at least $1.00, measured quarterly, commencing with the fiscal quarter ending as of September 30, 2004.

ARTICLE 12 - EVENTS OF DEFAULT.

      Upon the occurrence and during the continuance of any one or more of the following events (herein, "EVENTS OF DEFAULT"):

      12-1. Failure to Pay. The failure by the Borrowers to pay any principal and/or interest amount under the Revolving Credit Loan, or the Term Loan, or the Acquisition Term Loan within three (3) calendar days of when due; or

      12-2. Failure to Make Other Payments. The failure by the Borrowers to pay when due any other Liabilities within three (3) Business Days of when due; or

      12-3. Failure to Perform Certain Liabilities. The failure by the Borrowers to promptly, punctually and faithfully perform, discharge, or comply with any Liability set forth under Sections 7-2, 7-6 (other than non-consensual liens which shall be included within the scope of Section 12-4), 7-7, 7-8, 7-12(b), 7-12(c), 7-12(d) (so long as the Collateral Release Event has not occurred), 7-18, 7-19, 7-20, 7-21, 7-22, 7-29, 11-4, 11-7, 11-8, 11-9 and 11-10; or

      12-4. Failure to Perform Other Liabilities. Any Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in Sections 12-1, 12-2 and 12-3 above), and such default shall continue unremedied for a period of thirty
(30) calendar days after the earlier of (i) the date on which a Responsible Officer of any Borrower first learns of such failure or (ii) the date on which written notice of such failure shall have been given to any Borrower by the Administrative Agent, plus such additional time as may be required to cure such default because of delays which are beyond the control of the Borrowers, so long as such default is susceptible of being cured and the Borrowers are acting in good faith and are making diligent efforts to cure such default and are keeping the Administrative Agent apprised of such efforts, provided, however: (a) it is understood that any default which may be cured by the payment of money which the Borrowers do not have shall not be considered a circumstance beyond the control of the Borrowers; and (b) the entire cure period under Section 12-4 shall not exceed the aggregate of sixty (60) calendar days and shall not apply to any event which is otherwise an Event of Default pursuant to any other clause of this Article 12; or

      12-5. Misrepresentation. Any representation or warranty now, or hereafter made by any Borrower to the Administrative Agent or any Lender, in this Agreement or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by any such Borrower at any time under or in connection with this Agreement or any such other Loan Document was not true or accurate in all material respects when given or when deemed to have been given; or

      12-6. Default of Other Debt. Any Borrower or any Subsidiary shall default in (i) the payment of any Indebtedness in respect of borrowed money (other than the Liabilities), any Capital Lease or the deferred purchase price of any property (which in each case shall not include the Borrowers' accounts payable incurred in the ordinary course of the Borrowers' business) and such default (A) shall continue after giving effect to any applicable grace periods and (B) shall be in respect of an aggregate amount of principal (whether or not due) and accrued interest exceeding $1,000,000; or (ii) the performance or compliance with any term of any agreement or instrument relating to such Indebtedness and such default (A) shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, (B) shall be in respect of an aggregate amount of principal (whether or not due) and accrued interest exceeding $1,000,000, and
(C) shall permit the acceleration of such Indebtedness prior to its stated maturity; or

      12-7. Intentionally Omitted.

      12-8. Business Failure. Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of any Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Borrower; the failure by any Borrower to generally pay the debts of such Borrower as they mature; adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against any Borrower initiating any matter in which such Borrower is or may be granted any relief from the debts of such Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, PROVIDED the Borrowers shall have thirty (30) days in which to dismiss any such involuntary proceeding; the calling or sufferance of a meeting of creditors of any Borrower; the meeting by any Borrower with a formal or informal creditors' committee; the offering by or entering into by any Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of such Borrower, or the initiation of any other judicial or non- judicial proceeding or agreement by, against, or including any Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; or

      12-9. Judgment. A final judgment which, with other outstanding final judgments against any or all of the Borrowers and its Subsidiaries, exceeds an aggregate of $1,000,000 shall be rendered against any Borrower or any Subsidiary and if, within sixty (60) days after entry thereof, such judgment shall not have been insured to the reasonable satisfaction of the Administrative Agent or discharged or execution thereof stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, such judgment shall not have been discharged, or if any such judgment shall not be discharged forthwith upon the commencement of proceedings to foreclose any lien, attachment or charge which may attach as security therefor and before any of the property or assets of any Borrower or any Subsidiary shall have been seized in satisfaction thereof; or

      12-10. Restraint of Business. The entry of any court order which enjoins, restrains or in any way prevents any Borrower from conducting all or any material part of its business affairs in the ordinary course; or

      12-11. Material Adverse Change. There shall have occurred a Material Adverse Change (other than an event or condition to the extent disclosed on Exhibit 6-17 or 7-28) that, to the extent curable, is not cured within thirty
(30) days following the date on which any Borrower has notice (actual or constructive) thereof'; or

      12-12. Intentionally Omitted.12-13. Change in Ownership.

            (a) Any change in the identity of any person currently acting as chief financial officer or chief executive officer of any Borrower, unless the subject Borrower shall engage a replacement officer reasonably acceptable to the Administrative Agent within sixty (60) days of such officer's departure and/or
(b) any Person shall acquire 35 % or more of the capital stock of the Lead Borrower and/or (c) the failure of the Lead Borrower to own 100% of the capital stock of each of the other Borrowers; or

      12-14. Casualty Loss. The occurrence of any uninsured loss, theft, damage or destruction to or of any of the Collateral in excess of $1,000,000.00; or

      12-15. Material Agreement. The default by any Borrower, or termination as a result of any such default, under any material license, distributor, franchise or similar agreement used or useful in the operation of the Borrowers' business, including, without limitation, any license issued by any applicable licensing authority, which would reasonably be expected to result in a Material Adverse Change; or

      12-16. Termination of Existence. Except as expressly permitted hereunder, the termination of existence, dissolution, winding up, or liquidation of the Lead Borrower; or

      12-17. Termination of Guaranty. The termination, or attempted termination, of any guaranty by any guarantor of the Liabilities; or

      12-18. Challenge to Loan Documents.

            (a) Any challenge by or on behalf of any Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

            (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto; or

      12-19. Indictment - Forfeiture. Except as set forth on EXHIBITS 6-17 AND 7-28, the indictment of, or institution of any legal process or proceeding against, any Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of such Borrower and/or the imposition of any stay or other order, the effect of which would reasonably be expected to result in a Material Adverse Change, then, and in any such event, so long as the same may be continuing, the Administrative Agent may, with the consent of the Required Lenders, or shall, at the request and instruction of the Required Lenders, and by notice in writing to the Borrowers, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in Section 12-8 above, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent.

ARTICLE 13 - RIGHTS AND REMEDIES UPON DEFAULT

      In addition to all of the rights, remedies, powers, privileges, and discretions which the Administrative Agent and/or the Lenders are provided prior to the occurrence of an Event of Default, the Administrative Agent shall have the following rights and remedies upon the occurrence and during the continuance of any Event of Default.

      13-1. Termination of Commitments. The Administrative Agent may with the consent of the Required Lenders, and shall if directed by the Required Lenders, by written notice to the Lead Borrower, (i) declare the principal of and accrued interest in respect of the Liabilities to be forthwith due and payable, whereupon the principal of and accrued interest in respect of the Liabilities, and all other amounts then due hereunder, shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower, and/or (ii) terminate the Commitment of the Lenders, whereupon the Total Commitment of the Lenders (and the Commitment of each individual Lender) to make Loans and issue L/Cs hereunder shall forthwith terminate without any other notice of any kind; and with respect to any event described in Section 12-8 above, the Commitments shall automatically terminate and the principal of the Liabilities then outstanding, together with accrued interest thereon and all other amounts then due hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding. Without limiting any provision of this Agreement or of any Loan Document, an Event of Default under this Agreement shall also constitute an event of default under each of the Loan Documents.

      13-2. Rights and Remedies.

            (a) The rights, remedies, powers, privileges, and discretions of the Administrative Agent hereunder (herein, the "ADMINISTRATIVE AGENT'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Administrative Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Administrative Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Administrative Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any Person, at any time, shall preclude the other or further exercise of the Administrative Agent's Rights and Remedies. No waiver by the Administrative Agent of any of the Administrative Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Administrative Agent's Rights and Remedies and all of the Administrative Agent's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Administrative Agent at such time or times and in such order of preference as the Administrative Agent in its sole discretion may determine. The Administrative Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

            (b) Without limiting the provisions of subsection (a) above, if and only if (i) the Collateral Release Event has occurred, and (ii) an Event of Default has occurred and be continuing, then on the Business Day that the Lead Borrower receives notice from the Administrative Agent demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in a cash collateral account, under the sole dominion and control of the Administrative Agent, an amount in cash equal to 103% of the stated amount of the outstanding L/Cs as of such date plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Liabilities of the Borrowers. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such cash collateral account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent at the request of the Lead Borrower and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such cash collateral account shall be applied by the Administrative Agent to reimburse the Administrative Agent for payments on account of drawings under L/Cs for which it has not been reimbursed and, to the extent not so applied, shall be held first for the satisfaction of the reimbursement obligations of the Borrowers for the outstanding L/Cs at such time and thereafter be applied to satisfy other Liabilities of the Borrowers under this Agreement.

      13-3. Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Loan Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

            (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

            (b) Second, pro rata to each of the Lenders to all other Liabilities, provided, however, proceeds from the liquidation of the Real Estate shall be first applied to the Term Loan, pro rata, with the remaining balance, if any, to be applied to all other Liabilities on a pro rata basis;

            (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Liabilities, to the payment of any obligations required to be paid pursuant to Section 9-615(a)(3) of the UCC, in effect from time to time; and

            (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

ARTICLE 14 - NOTICES.

      14-1. Notice Addresses. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Administrative Agent:     Brown Brothers Harriman & Co.
                                    40 Water Street
                                    Boston, Massachusetts 02109
                                    Attention: Mr. John D. Rogers
                                    Fax: 617 772-1138
                                    E-Mail: john.rogers@bbh.com

      With a copy to:               Riemer & Braunstein LLP
                                    Three Center Plaza
                                    Boston, Massachusetts  02108
                                    Attention: Charles W. Stavros, Esquire
                                    Fax: 617 880-3456
                                    E-mail: cstavros@riemerlaw.com

If to any Borrower:                 Dynamics Research Corporation
                                    60 Frontage Road
                                    Andover, Massachusetts 01810
                                    Attention: Elise Caffrey, Treasurer
                                    Fax: 978-474-9204
                                    E-mail: ecaffrey@drc.com

      With a copy to:               Nixon Peabody, LLP
                                    101 Federal Street
                                    Boston, Massachusetts 02110
                                    Attention: Michael Manning, Esquire
                                    Fax: 617-345-1300
                                    E-mail: mmanning@nixonpeabody.com
      14-2. Notice Given.

            (a) Notices shall be deemed given at the sooner of when actually received or (i) if by mail: Three (3) days following deposit in the United States mail, postage prepaid; (ii) By overnight express delivery: the Business Day following the day when sent; (iii) By hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered (otherwise, at the opening of the then next Business Day); and (iv) By facsimile or electronic transmission:
If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent (otherwise, at the opening of the then next Business Day).

            (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or facsimile number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE 15 - TERM OF AGREEMENT.

      15-1. Termination of Revolving Credit. The Revolving Credit shall be terminated upon the Termination Date.

      15-2. Effect of Termination. Upon the Termination Date, the Borrower shall pay the Administrative Agent, for the benefit of the Lenders, the then principal balance of the Loans, together with any and all accrued and unpaid interest thereon (whether or not then due). Following such payment, all provisions of this Agreement, other than those contained in Article 3 which place an obligation on the Lenders to make any loans or advances or to provide financial accommodations under the Revolving Credit or to issue L/Cs shall remain in full force and effect until all Liabilities (including the Revolving Credit, the Term Loan, and the Acquisition Term Loan) shall have been paid in full.

ARTICLE 16 - GENERAL.

      16-1. Successors and Assigns. This Agreement shall be binding upon the Borrowers and the Borrowers' representatives, successors, and assigns and shall inure to the benefit of the Administrative Agent, the Lenders and their respective successors and assigns provided, however, no trustee or other fiduciary appointed with respect to the Borrowers shall have any rights hereunder. In the event that any Lender assigns or transfers its rights under this Agreement, subject to Article 17 below, the assignee shall thereupon succeed such Lender to and become vested with all rights, powers, privileges, and duties of such Lender hereunder and such Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

      16-2. Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

      16-3. Amendments; Course of Dealing.(a) This Agreement and the other Loan Documents incorporate all discussions and negotiations among the Borrowers, Agents and the Lenders, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Administrative Agent to give notice to any Borrower of such Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Administrative Agent in the manner by which Availability is determined shall obligate the Administrative Agent to continue to determine Availability in that manner.

            (b) The Borrowers may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Required Lenders or such other Persons' consent as may be required by Section 17-17. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is a Lender, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Required Lenders shall be in reliance upon all representations and warranties theretofore made to the Lenders by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded by the Lenders in the event that any of such representations or warranties was not true and complete in all material respects when given.

      16-4. Intentionally Omitted.

      16-5. Costs and Expenses. The Borrowers shall pay on demand all Costs of Collection and all reasonable expenses of the Administrative Agent in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, including, without limitation, all appraisal, inspection and other reports conducted in connection with the underwriting of this Agreement and the loans contemplated hereby, and all other reasonable expenses which may be incurred by the Administrative Agent in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities.

      16-6. Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished to the Lenders may be reproduced by the Lenders by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lenders may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

      16-7. Massachusetts Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

      16-8. Consent to Jurisdiction.

            (a) The Borrowers agree that any legal action, proceeding, case, or controversy against the Borrowers with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Administrative Agent may elect in its sole discretion. By execution and delivery of this Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

            (b) Each Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Lead Borrower at the Lead Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

            (c) Each Borrower WAIVES, at the option of the Administrative Agent, any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

            (d) Nothing herein shall affect the right of the Administrative Agent to bring legal actions or proceedings in any other competent jurisdiction.

            (e) Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action, with the exception of any counterclaim brought in action commenced by the Administrative Agent or any Lender in a different forum, which counterclaim may be brought in such alternate forum.

      16-9. Indemnification. Each Borrower shall jointly and severally indemnify, defend, and hold the Administrative Agent and each Lender and any employee, officer, or agent of the Administrative Agent and any Lender (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by any Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Administrative Agent's and such Lender's relationship with the Borrowers or any other guarantor or endorser of the Liabilities (each of which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Administrative Agent' selection, but at the expense of the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Administrative Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner, with willful misconduct or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Administrative Agent in favor of the Borrowers.

      16-10. Rules of Construction.

            (a) The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

                  (i) Words in the singular include the plural and words in the plural include the singular.

                  (ii) Headings (indicated by being underlined) and the Table of Contents are solely for convenience of reference and do not constitute a part of the instrument in which included and do not affect such instrument's meaning, construction, or effect.

                  (iii) The words "includes" and "including" are not limiting.

                  (iv) The words "may not" are prohibitive and not permissive.

                  (v) The word "or" is not exclusive.

                  (vi) Terms which are defined in one section of an instrument are used with such definition throughout the instrument in which so defined.

                  (vii) The symbol "$" refers to United States Dollars.

                  (viii) References to "herein", "hereof", and "within" are to this entire Loan Agreement and not merely the provision in which such reference is included.

                  (ix) Except as otherwise specifically provided, all references to time are to Boston time.

                  (x) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder, unless otherwise provided (A) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (B) the period so computed shall end at 5:00 PM on the relevant Business Day.

                  (xi) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

            (b) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping the intentions set forth in Section 16-11 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

      16-11. Intent. It is intended that

            (a) This Agreement take effect as a sealed instrument.

            (b) The Administrative Agent's or the Required Lenders' consent or the Lenders' consent to any action of the Borrowers which is prohibited unless such consent is given may be given or refused by the applicable parties in its sole discretion.

      16-12. Setoff. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Lenders to the Borrowers and any securities or other property of the Borrowers in the possession of such Lender may be applied to or set off against the payment of Liabilities and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to such Lender. Each of the Lenders agrees with each other Lender that if such Lender shall receive from the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Lender by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

      16-13. Maximum Interest Rate. Regardless of any provision of any Loan Document, the Lenders shall never be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as collateral for the Liabilities.

      16-14. Waivers.(a) Each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in subsection
(b), below, knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and each Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of each Borrower as provided herein, whether not or in the future, is relying on such waivers.

            (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW,EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

                  (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice.

                  (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Administrative Agent' exercising of the Administrative Agent' rights upon default.

                  (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST, ANY AGENT, ANY LENDER OR IN WHICH ANY AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER OR ANY OTHER PERSON, ANY AGENT AND/OR ANY LENDER (AND EACH AGENT AND EACH LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                  (iv) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Administrative Agent, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                  (v) Any claim to consequential, special, or punitive damages.

      16-15. Payments; Application. All payments made by or on behalf of the Borrowers hereunder or under any other Loan Document shall be paid by such Person to the Administrative Agent in United States currency at the Administrative Agent's address specified in Section 14-1 (or at such other address as the Administrative Agent shall specify), in immediately available funds, on), in immediately available funds, on or before 2:00 p.m. (Boston, Massachusetts time) on the due date thereof. Payments received by the Administrative Agent prior to the occurrence of an Event of Default will be applied first to fees, expenses and other amounts due hereunder (excluding principal and interest); second, to accrued interest; and third to outstanding principal. After the occurrence of an Event of Default payments will be applied to the Liabilities as the Administrative Agent determines in its sole discretion; except that payments on account of the proceeds of the Collateral, after the occurrence of an Event of Default, shall be applied as provided for in
Section 13-3.

      16-16. Receipt of Agreement. Each Borrower acknowledges receipt of a completed copy of this Agreement.

ARTICLE 17 - THE AGENT.

      17-1. Authorization; Non-Reliance by Lenders; Reliance by Administrative Agent; Dispute Resolution.(a) Each Lender appoints and designates Brown Brothers Harriman & Co., as the "Administrative Agent" hereunder and under the Loan Documents. Each Lender hereby authorizes the Administrative Agent (i) to execute those Loan Documents and all other instruments relating thereto to which the Administrative Agent is a party, and (ii) to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the

Administrative Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent. The relationship between the Administrative Agent and the Lenders is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute Administrative Agent as a trustee or fiduciary for any Lender. The Administrative Agent shall not have any duties or responsibilities to, or any fiduciary relationship with, any Lender except for those expressly set forth in this Agreement. The Borrowers acknowledge that in certain instances any action to be taken by the Administrative Agent may only be taken upon approval of the Required Lenders or all the Lenders.

            (b) Each Lender represents to all other Lenders and to the Administrative Agent that such Lender:

                  (i) Independently and without reliance on any representation or act by the Administrative Agent or by any other Lender, and based on such documents and information as that Lender has deemed appropriate, has made that Lender's own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement.

                  (ii) Has relied upon that such Lender's review of the Loan Documents by that Lender and by counsel to that Lender as that Lender deemed appropriate under the circumstances.

            (c) Each Lender agrees that such Lender, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as such Lender shall deem appropriate at the time, will continue to make such Lender's own appraisals of the financial condition and affairs of the Borrowers when determining whether to take or not to take any discretionary action under this Agreement.

            (d) The Administrative Agent, in the discharge of its duties hereunder, shall not be required to make inquiry of, or to inspect the properties or books of, any Person.

            (e) Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder (as to which, see Section 17-10), the Administrative Agent shall not have any affirmative duty or responsibility to provide any Lender with any credit or other information concerning any Person, which information may come into the possession of the Administrative Agent or any Affiliate of the Administrative Agent.

            (f) Each Lender, at such Lender's request, shall have reasonable access to all nonprivileged documents in the possession of the Administrative Agent, which documents relate to the Administrative Agent's performance of its duties hereunder.

            (g) The Administrative Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by the Administrative Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, the Administrative Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable consent required by this Agreement. Instructions given with the requisite consent shall be binding on all Lenders.

            (h) Any dispute among the Lenders and/or the Administrative Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Document or the interpretation or administration of this or any other Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts each Lender hereto hereby submits.

      17-2. Employees and Agents. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as said Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

      17-3. No Liability. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      17-4. No Representations. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor do they assume any liability to the Lenders, with respect to the credit worthiness or financial condition of the Borrowers or any Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agents or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

      17-5. Funding Procedures; Payments.

            (a) The Administrative Agent shall advise each Lender, no later than 2:00 PM (Boston Time) (A) on a date on which any Revolving Credit Loan is to be made to the Lead Borrower on that date, and (B) on the date of any request for the making, Conversion or continuation of a LIBOR Loan. Such advice, in each instance, may be by telephone or facsimile transmission, provided that if such advice is by telephone, it shall be confirmed in writing. Advice of a Revolving Credit Loan shall include the amount of and interest rate applicable to the subject Revolving Credit Loan. Subject to that Lender's Commitment of the Revolving Credit, each Lender, by not later than the end of business on the day on which the subject Revolving Credit Loan is to be made, shall transfer that Revolving Credit Lender's Revolving Credit Commitment Percentage of the subject Revolving Credit Loan to the Administrative Agent.

            (b) Each Revolving Credit Lender shall make available to the Administrative Agent, as applicable, as provided herein, that Lender's Revolving Credit Commitment Percentage of the following:

                  (i) Each Revolving Credit Loan, up to the maximum amount of that Revolving Credit Lender's Revolving Credit Commitment of the Revolving Credit Loans.

                  (ii) Up to the maximum amount of that Lender's Revolving Credit Commitment of each drawing on a L/C (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).

            (c) In all circumstances, the Administrative Agent may:

                  (i) Assume that each Lender, subject to Section 17-5(a), timely shall make available to the Administrative Agent that Lender's Revolving Credit Commitment Percentage of each Revolving Credit Loan, notice of which is provided pursuant to Section 17-5(a).

                  (ii) In reliance upon such assumption, make available the corresponding amount to the applicable Borrowers.

                  (iii) Assume that each Lender timely shall pay, and shall make available, to the Administrative Agent all other amounts which that Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

            (d) (i) A payment by the Borrowers to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender's Commitment Percentage of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents;

                  (ii) the amount of each Lender's Commitment Percentage of outstanding Revolving Credit Loans shall be computed weekly (or more frequently in the Administrative Agent's discretion) and shall be adjusted upward or downward based on all Revolving Credit Loans and repayments of Revolving Credit Loans received by the Administrative Agent as of 3:00 p.m., Boston time, on the first Business Day following the end of the period specified by the Administrative Agent (such date, the "Settlement Date");

                  (iii) the Administrative Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Credit Loans for the period and the amount of repayments received for the period. As reflected on the summary statement: (x) the Administrative Agent shall transfer to each Lender its applicable Commitment Percentage of repayments, and (y) each Lender shall transfer to the Administrative Agent (as provided below), or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Credit Loans made by each Lender with respect to Revolving Credit Loans shall be equal to such Lender's applicable Commitment Percentage of Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 11:00 a.m., Boston time, that day; and, if received after 11:00 a.m., Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

            (e) The Borrowers acknowledge that each Lender's responsibilities hereunder are several and that each Lender shall only be responsible to fund up to each Lender's Commitment Percentage. The Borrowers agree to release and hold harmless any nondelinquent Lenders from any claims, damages or costs arising on account of any failure of a Delinquent Lender to comply with the requirements of this Agreement.

            (f) If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction (provided that such action by the Administrative Agent shall not create an independent default by the Borrowers). If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

      17-6. Holders of Notes. The Administrative Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      17-7. Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, out of pocket expenses (including any expenses for which the Administrative Agent has not been reimbursed by the Borrowers as required by Section 16-5), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agents' willful misconduct or gross negligence.

      17-8. Administrative Agent as Lender; Limitation on other Agents' Liability. In its individual capacity, Brown Brothers Harriman & Co. shall have the same obligations and the same rights, powers and privileges in respect to its Commitments and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Administrative Agent. None of the Documentation Agent or the Co-Syndication Agents, in such capacities, shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document.

      17-9. Resignation. The Administrative Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor to Administrative Agent. Unless an Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrowers in their reasonable discretion. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, after consultation with the Lenders, appoint a successor Administrative Agent, which shall be a Lender or which meets the requirements of subjection (a) of the definition of an Eligible Assignee, and unless an Event of Default shall have occurred and be continuing, such successor Administrative Agent being reasonably acceptable to the Borrowers in its reasonable discretion. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. In addition, if at any time Administrative Agent shall no longer act as a Lender hereunder (subject to the provisions of Section 17-13 below), unless same results from a merger or other consolidation of the Administrative Agent with a Lender, the Required Lenders shall have the right to appoint a successor Administrative Agent subject to the provisions of this Section 17-9.

      17-10. Notification of Suspension Events and Events of Default; Distributions of Notices and Documents by Administrative Agent.(a) Each Lender hereby agrees that, upon learning of the existence of a Suspension Event or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this
Section 17-10 it shall promptly notify in writing the other Lenders of the existence of such Suspension Event or Event of Default.

            (b) The Administrative Agent, to the extent that the Administrative Agent has not done so, will forward to each Lender, promptly after the Administrative Agent's receipt thereof, a copy of each notice or other document furnished to the Administrative Agent pursuant to this Agreement, including quarterly and annual financial statements received from the Borrowers pursuant to Article 11 of this Agreement, other than any of the following:

                  (i) Routine communications associated with requests for Revolving Credit Loans and/or the issuance of L/C's.

                  (ii) Routine or nonmaterial communications.

                  (iii) Any notice or document required by any of the Loan Documents to be furnished to the Lenders by the Borrowers.

                  (iv) Any notice or document of which the Administrative Agent has knowledge that such notice or document had been forwarded to the Lenders other than by the Administrative Agent.

      17-11. Duties in the Case of Enforcement. In case that one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Liabilities shall have occurred, the Administrative Agent shall, if (a) so requested by the Required Lenders and (b) the Required Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Loan Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes its compliance with such direction to be unlawful or, upon the advice of counsel, would be found to be commercially unreasonable in any applicable jurisdiction. The Administrative Agent may, in its discretion but without obligation, in the absence of direction from the Required Lenders, take such interim actions as they believe necessary to preserve the rights of the Lenders hereunder and in and to any Collateral securing the Liabilities, including but not limited to petitioning a court for injunctive relief, appointment of a receiver or preservation of the proceeds of any Collateral. Each of the Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents, including without limitation the Notes, other than through the Administrative Agent.

      17-12. Delinquent Lender. If for any reason any Lender shall fail or refuse to abide by its obligations under the Agreement, including without limitation its obligation to make available to the Administrative Agent its pro rata share of any Loan, expenses or setoff (a "DELINQUENT LENDER") and such failure is not cured within ten (10) days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to Administrative Agent, other Lenders, the Borrowers or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender's right to participate in the administration of, or decision-making rights related to, any Loan, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and
(ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of the outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of the outstanding Loans until, as a result of application of such assigned payments the Lenders' respective pro rata shares of the outstanding Loans shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender's decision-making and participation rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its pro rata share of the Loans or expenses as to which it is delinquent, together with interest thereon at the Default Rate from the date when originally due until the date upon which any such amounts are actually paid.

      The non-delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration, (pro rata, based on the respective Commitments of those Lenders electing to exercise such right) the Delinquent Lender's Commitment to fund any future Loan (the "FUTURE COMMITMENT"). Upon any such purchase of the pro rata share of any Delinquent Lender's Future Commitment, the Delinquent Lender's share in any future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. Each Delinquent Lender shall indemnify Administrative Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys' fees and funds advanced by Administrative Agent or by any non-delinquent Lender, on account of an Delinquent Lender's failure to timely fund its pro rata share of a Loan or to otherwise perform its obligations under the Loan Documents.

      17-13. Assignment and Participation.

            (a) Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees (or to any third party after the occurrence of an Event of Default and while same is continuing) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it), upon satisfaction of the following conditions: (a) each of the Administrative Agent and the Borrowers shall have given its prior written consent to such assignment (provided that, in the case of the Borrowers, such consent will not be unreasonably withheld and shall not be required if an Event of Default shall have occurred and be continuing), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (c) prior to the occurrence of an Event of Default, each assignment shall be in an amount that is at least Ten Million Dollars ($10,000,000.00) and is a whole multiple of Two Million Dollars ($2,000,000.00), and (d) the parties of such assignment shall execute and deliver to the Administrative Agent, for recording in the Register, an Assignment and Acceptance, substantially in the form of Exhibit AA hereto (an "ASSIGNMENT AND ACCEPTANCE"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in Section 17-13(c), be released from its obligations under this Agreement.

            (b) Certain Representations and Warranties: Limitations, Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

                  (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and its affiliates, related entities or subsidiaries or any other person primarily or secondarily liable in respect of any of the Liabilities, or the performance or observance by the Borrowers or any other person primarily secondarily liable in respect of any of the Liabilities or any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statement provided by the Borrowers as required by the terms of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (iv) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                  (v) such assignee represents and warrants that (to the extent required herein) it is an Eligible Assignee;

                  (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and

                  (viii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

            (c) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of Three Thousand Five Hundred Dollars ($3,500.00).

            (d) New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Notes.

            (e) Participations. Each Lender may sell participations to one or more banks or other financial institutions in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that (a) each such participation shall be in a minimum amount of Five Million Dollars ($5,000,000.00), (b) prior to the occurrence of an Event of Default each participant shall meet the requirements of an Eligible Assignee,
(c) any
such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers, and (d) the only rights granted to the participant pursuant to such participation shall be rights against the assigning Lender, and neither the Administrative Agent nor any other Lender shall have any obligation, duty or liability to any such participant of any other Lender.

      17-14. Pledge to Federal Reserve. Any Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Notes to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release such Lender from its obligations under any of the Loan Documents.

      17-15. Consent or Approval. With respect to any requested amendment, waiver, consent or other action which requires the approval of the Required Lenders or all of the Lenders, as the case may be, in accordance with the terms of this Agreement, or if Administrative Agent is required hereunder to seek, or desires to seek, the approval of the Required Lenders or all of the Lenders, as the case may be, prior to undertaking a particular action or course of conduct, the Administrative Agent in each such case shall provide each Lender with written notice of any such request for amendment, waiver or consent or any other requested or proposed action or course of conduct, accompanied by such detailed background information and explanations as may be reasonably necessary to determine whether to approve or disapprove such amendment, waiver, consent or other action or course of conduct. Each Lender shall endeavor to promptly respond to any such request.

      17-16. Treatment of Confidential Information. Each of the Lenders and the Agents agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed:

            (a) to its officers, directors, employees and representatives and only on a "need to know" basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential);

            (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it;

            (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process;

            (d) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder;

            (e) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the any Borrower and its obligations;

            (f) with the prior written consent of the Lead Borrower; or

            (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrowers.

      For purposes of this Section, "Confidential Information" means all information received from any of Borrowers or any subsidiary relating to any Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Borrower or any Subsidiary, provided, however, that, in the case of Confidential Information received from any Borrower or any Subsidiary after the date hereof, such Confidential Information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of any Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information but no less than a reasonable standard of care.

      17-17. Consents, Amendments, Waivers, etc.

            (a) Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Administrative Agent or the Lenders may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Agreement or such other instrument or the continuance of any Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Administrative Agent or the Required Lenders, as applicable, in their discretion. Each such consent, amendment or waiver shall be in writing. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No Loan made by the Administrative Agent hereunder during the continuance of any Suspension Event or Event of Default shall constitute a waiver thereof. No notice to or demand upon the Borrowers shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

            (b) Notwithstanding anything to the contrary contained in this Agreement, any provisions of this Agreement pertaining to the administration of the Loans by the Lenders may be amended by an instrument in writing signed by the Administrative Agent and the Required Lenders with no additional consent required from the Borrowers.

            (c) Notwithstanding the foregoing, the unanimous written approval of all the Lenders (other than a Delinquent Lender) shall be required with respect to any proposed amendment, waiver, discharge, termination, or consent which:

                  (i) has the effect of except as provided herein (a) extending any Maturity Date or the date of any amortization payment of any Note, (b) reducing the interest rate, extending the time of payment, or changing the manner of calculation, of interest or fees thereon, (c) increasing or reducing the principal amount thereof, or (d) otherwise postponing or forgiving any Indebtedness thereunder,

                  (ii) releases or discharges any material portion of any Collateral now existing or hereafter granted in accordance with the Security Documents, other than in accordance with the express provisions of the Loan Documents,

                  (iii) changes the definition of Required Lenders or reduces the percentages specified in the definition of Required Lenders,

                  (iv) except as otherwise provided in this Agreement, change the amount of any Lender's Commitment or Commitment Percentage,

                  (v) releases or waives any guaranty of the Liabilities or indemnifications provided in the Loan Documents,

                  (vi) changes to the definition of Collateral Release Event, Assignment of Claims Compliance Event, Consolidated Operating Cash Flow, Consolidated Total Net Worth, Consolidated Total Funded Indebtedness, EBITDA, Net Income, Permitted Acquisition or Total Debt Service;

                  (vii) amends, modifies or waives any provisions of this paragraph, or

                  (viii) amends, modifies or waives any term or condition of Sections 5-2, 5-3, 7-6, 7-19(o), 7-21(c),7-22, 7-29, 7-2211-7, 11-8, 11-9
      or 11-10.

            (d) Without the consent of the subject Agent, no such action shall amend, modify or waive any provision of any Loan Document which relates to the rights or obligations of the specific Agent.

      17-18. U.S. Patriot Act.Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act.

      17-19. Foreign Asset Control Regulations.Neither of the advance of the Revolving Credit Loans nor the use of the proceeds of any thereof (or any other
Loan) will violate the Trading With the Enemy Act (50 U.S.C. Section 1 et seq., as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "Executive Order") and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Affiliates (a) is or will become a "blocked person" as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person".

                  {REMAINDER OF PAGE LEFT INTENTIONALLY BLANK}

      IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS LOAN AND SECURITY AGREEMENT AS AN INSTRUMENT UNDER SEAL AS OF THE DATE FIRST WRITTEN ABOVE.

                                                DYNAMICS RESEARCH CORPORATION
                                                         ("LEAD BORROWER")

                                                By______________________________
                                                Name:___________________________
                                                Title:__________________________

                                                DRC INTERNATIONAL CORPORATION
                                                      ("BORROWER")

                                                By______________________________
                                                Name:___________________________
                                                Title:__________________________

                                                H.J. FORD ASSOCIATES, INC.
                                                      ("BORROWER")

                                                By______________________________
                                                Name:___________________________
                                                Title:__________________________

                                                ANDRULIS CORPORATION
                                                      ("BORROWER")

                                                By______________________________
                                                Name:___________________________
                                                Title:__________________________

                                                IMPACT INNOVATIONS GROUP LLC
                                                      ("BORROWER")

                                                By______________________________
                                                Name:___________________________
                                                Title:__________________________

                                                BROWN BROTHERS HARRIMAN & CO.
                                                      ("ADMINISTRATIVE AGENT AND
                                                      LENDER")

                                                By______________________________
                                                Name:___________________________
                                                Title:__________________________

                                                BANKNORTH, N.A.
                                                      ("DOCUMENTATION AGENT AND
                                                      LENDER")

                                                By______________________________
                                                Name:___________________________
                                                Title:__________________________

                                                KEYBANK NATIONAL ASSOCIATION
                                                      ("CO-SYNDICATION AGENT AND
                                                      LENDER")

                                                By______________________________
                                                Name:___________________________
                                                Title:__________________________

                                                FLEET NATIONAL BANK,
                                                A BANK OF AMERICA COMPANY
                                                      ("CO-SYNDICATION AGENT AND
                                                      LENDER")

                                                By______________________________
                                                Name:___________________________
                                                Title:__________________________

                                    EXHIBITS

      The following Exhibits to this Amended and Restated Loan Agreement are respectively described in the section indicated.

EXHIBIT 1         Commitments/Commitment Percentages            Article

EXHIBIT 3-7:      Revolving Credit Note                         Section 3-7

EXHIBIT 3-10:     Renewal/Conversion Notice                     Section 3-10

EXHIBIT 4-1:      Term Note                                     Section 4-1

EXHIBIT 4-2:      Acquisition Term Note                         Section 4-2

EXHIBIT 6-17:     Material Changes                              Section 6-17

EXHIBIT 7-2:      Related Entity                                Section 7-2(b)

EXHIBIT 7-5:      Locations                                     Section 7-5

EXHIBIT 7-6:      Permitted Liens                               Section 7-6

EXHIBIT 7-7:      Indebtedness                                  Section 7-7

EXHIBIT 7-8       Insurance Policies                            Section 7-8

EXHIBIT 7-9:      Licenses, Distributor Franchise Agreement     Section 7-9

EXHIBIT 7-10:     Leases                                        Section 7-10

EXHIBIT 7-11:     Legal Requirements                            Section 7-11

EXHIBIT 7-13:     Taxes                                         Section 7-13

EXHIBIT 7-16:     Hazardous Materials                           Section 7-16

EXHIBIT 7-17:     Litigation                                    Section 7-17

EXHIBIT 7-19:     Guaranties and Investments                    Section 7-19

EXHIBIT 7-28:     Government Contracts                          Section 7-28

EXHIBIT 11-4C:    Compliance Certificate                        Section 11-4

EXHIBIT AA:       Assignment and Acceptance                     Section 17-13

EXHIBIT BB:       Existing L/Cs                                 Article 1